Exhibit 1.1

EXECUTION VERSION

Anheuser-Busch InBev Worldwide Inc.

Anheuser-Busch InBev SA/NV

Anheuser-Busch InBev Finance Inc.

Anheuser-Busch Companies, LLC

Brandbrew S.A.

Cobrew NV

Brandbev S.à r.l.

PRICING AGREEMENT

BofA Securities, Inc.	J.P. Morgan Securities LLC
One Bryant Park	383 Madison Avenue
New York, NY 10036	New York, NY 10179
United States of America	United States of America

Citigroup Global Markets Inc.	MUFG Securities Americas Inc.
388 Greenwich Street	1221 Avenue of the Americas, 6th Floor
New York, NY 10013	New York, NY 10020
United States of America	United States of America

Deutsche Bank Securities Inc.
1 Columbus Circle
New York, NY 10019
United States of America

as Representatives of the several Underwriters named in Schedule I hereto

March 19, 2024

Ladies and Gentlemen:

Anheuser-Busch InBev Worldwide Inc. (the “Issuer”), a corporation incorporated under the laws of the State of Delaware, and Anheuser-Busch InBev SA/NV, a public limited liability company (naamloze vennootschap/société anonyme) incorporated under the laws of the Kingdom of Belgium and having its statutory seat at Grote-Markt 1, 1000 Brussels, Belgium and registered with the Crossroads Bank for Enterprises (Kruispuntbank van Ondernemingen/Banque-Carrefour des Entreprises) under number 0417.497.106, RPR/RPM Brussels (Dutch speaking division) (the “Parent Guarantor”), Anheuser-Busch InBev Finance Inc., a corporation incorporated under the laws of the State of Delaware, Anheuser-Busch Companies, LLC, a limited liability company incorporated under the laws of the State of Delaware, Brandbrew S.A. a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg, with its registered address at 15 Breedewues, L-1259 Senningerberg, Grand Duchy of Luxemburg and registered with the Luxembourg register of commerce and companies under number B75696, Brandbev S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, with its registered office at 15 Breedewues, L-1259 Senningerberg, Grand Duchy of Luxemburg and registered with the Luxembourg Register of Commerce and Companies under the number B80984, and Cobrew NV, a limited liability company (naamloze vennootschap/société anonyme) incorporated under the laws of the Kingdom of Belgium and having its statutory seat at Brouwerijplein 1, 3000 Leuven, Belgium and registered with the Crossroads Bank for Enterprises (Kruispuntbank van Ondernemingen/Banque-Carrefour des Entreprises) under number 0428.975.372, RPR/RPM Leuven (each a “Subsidiary Guarantor” and together with the Parent Guarantor, the “Guarantors”), propose, subject to the terms and conditions stated herein and in the Underwriting Agreement Standard Provisions (the “Underwriting Agreement”), a copy of which is attached hereto as Schedule V, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section I of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Prospectus (as therein defined). Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section XII of the Underwriting Agreement and the address of the Representatives referred to in such Section XII are set forth at the end of Schedule II hereto.

A supplement to the Prospectus relating to the Designated Securities in the form heretofore delivered to you is now proposed to be filed with the Commission.

The Applicable Time for purposes of this Pricing Agreement is 2:15 p.m. New York City time on March 19, 2024. Each “free writing prospectus” as defined in Rule 405 under the Securities Act for which each party hereto has received consent to use in accordance with Section VII of the Underwriting Agreement is listed in Schedule III hereto.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Issuer agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Issuer, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

The Representatives designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to Section XII of the Underwriting Agreement and the addresses of the Representatives referred to in such Section XII of the Underwriting Agreement are set forth in Schedule II hereto. The documents required to be delivered by Paragraph (i) of Section V of the Underwriting Agreement shall be delivered at the addresses set forth in Schedule II hereto; provided, however, that the letters furnished for use in connection with the offering of the Designated Securities outside of the United States of America delivered pursuant to Paragraph (i) of Section V of the Underwriting Agreement will be addressed to the Representatives’ affiliates at the addresses set forth in Schedule IV hereto, in each case on the date of this Pricing Agreement and on the Closing Date.

Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understandings between the Issuer and the Underwriters, the Issuer acknowledges and accepts that a BRRD Liability (as defined below) arising under this Agreement may be subject to the exercise of Bail-in Powers (as defined below) by the Relevant Resolution Authority (as defined below), and acknowledges, accepts and agrees to be bound by:

(a)

the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Underwriters (the “Relevant BRRD Party”) to the Issuer under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)	the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)

the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Relevant BRRD Party or another person, and the issue to or conferral on the Issuer of such shares, securities or obligations;

(iii)	the cancellation of the BRRD Liability;

(iv)	the amendment or alteration of any interest, if applicable, thereon, or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)	the variation of the terms of this agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For the purposes of the above paragraph:

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation;

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended;

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised;

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com; and

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Relevant BRRD Party.

This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed agreement by one party to the other may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

If the foregoing is in accordance with your understanding, please sign and return to us two or more counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, the Issuer and the Guarantors.

Very truly yours,

ANHEUSER-BUSCH INBEV WORLDWIDE INC.

By:	/s/ Thomas Larson
Name:	Thomas Larson
Title:	Authorized Signatory

By:	/s/ Patrick Ryan
Name:	Patrick Ryan
Title:	Authorized Signatory

ANHEUSER-BUSCH INBEV SA/NV

By:	/s/ Jan Vandermeersch
Name:	Jan Vandermeersch
Title:	Authorized Signatory

By:	/s/ Ann Randon
Name:	Ann Randon
Title:	Authorized Signatory

ANHEUSER-BUSCH INBEV FINANCE INC.

By:	/s/ Thomas Larson
Name:	Thomas Larson
Title:	Authorized Signatory

By:	/s/ Patrick Ryan
Name:	Patrick Ryan
Title:	Authorized Signatory

ANHEUSER-BUSCH COMPANIES, LLC

By:	/s/ Thomas Larson
Name:	Thomas Larson
Title:	Authorized Signatory

By:	/s/ Patrick Ryan
Name:	Patrick Ryan
Title:	Authorized Signatory

[Signature Page to Pricing Agreement]

COBREW NV

By:	/s/ Jan Vandermeersch
Name:	Jan Vandermeersch
Title:	Authorized Signatory

By:	/s/ Ann Randon
Name:	Ann Randon
Title:	Authorized Signatory

BRANDBREW S.A.

By:	/s/ Jan Vandermeersch
Name:	Jan Vandermeersch
Title:	Authorized Signatory

By:	/s/ Ann Randon
Name:	Ann Randon
Title:	Authorized Signatory

BRANDBEV S.À R.L.

By:	/s/ Jan Vandermeersch
Name:	Jan Vandermeersch
Title:	Authorized Signatory

By:	/s/ Ann Randon
Name:	Ann Randon
Title:	Authorized Signatory

[Signature Page to Pricing Agreement]

Accepted as of the date hereof:

BOFA SECURITIES, INC.

By:	/s/ Chris Cote
Name:	Chris Cote
Title:	Managing Director

On behalf of each of the Underwriters

[Signature Page to Pricing Agreement]

Accepted as of the date hereof:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name:	Adam D. Bordner
Title:	Managing Director

On behalf of each of the Underwriters

[Signature Page to Pricing Agreement]

Accepted as of the date hereof:

DEUTSCHE BANK SECURITIES INC.

By:	/s/ John Han
Name:	John Han
Title:	Managing Director

By:	/s/ Timothy Azoia
Name:	Timothy Azoia
Title:	Managing Director

On behalf of each of the Underwriters

[Signature Page to Pricing Agreement]

Accepted as of the date hereof:

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
Name:	Stephen L. Sheiner
Title:	Executive Director

On behalf of each of the Underwriters

[Signature Page to Pricing Agreement]

Accepted as of the date hereof:

MUFG SECURITIES AMERICAS INC.

By:	/s/ Brian Cogliandro
Name:	Brian Cogliandro
Title:	Managing Director

On behalf of each of the Underwriters

[Signature Page to Pricing Agreement]

SCHEDULE I

Underwriter	Principal Amount of Designated Securities to be Purchased
5.000% Notes due 2034
Deutsche Bank Securities Inc.	$198,500,000
BofA Securities, Inc.	$183,500,000
Citigroup Global Markets Inc.	$168,500,000
J.P. Morgan Securities LLC	$153,500,000
MUFG Securities Americas Inc.	$138,500,000
TD Securities (USA) LLC	$70,000,000
Wells Fargo Securities, LLC	$35,000,000
BBVA Securities Inc.	$35,000,000
ANZ Securities, Inc.	$17,500,000
Total	$1,000,000,000

SCHEDULE II

USD 1,000,000,000 5.000% Notes due 2034

Issuer:

Anheuser-Busch InBev Worldwide Inc.

Parent Guarantor:

Anheuser-Busch InBev SA/NV

Subsidiary Guarantors:

Brandbrew S.A.

Cobrew NV

Anheuser-Busch Companies, LLC

Brandbev S.à r.l.

Anheuser-Busch InBev Finance Inc.

Title:

5.000% Notes due 2034

Aggregate principal amount:

USD 1,000,000,000

Price to Public:

99.596% of the principal amount of the Designated Securities.

Purchase Price by Underwriters:

99.146% of the principal amount of the Designated Securities.

Form of Designated Securities:

Book-entry only form represented by one or more global registered form securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

Specified funds for payment of purchase price:

Immediately available funds.

Indenture:

Indenture, dated as of April 4, 2018 (the “Base Indenture”), as supplemented by the Seventeenth Supplemental Indenture, to be executed at closing, among the Issuer, the Parent Guarantor, the Subsidiary Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee.

Maturity:

June 15, 2034

Interest Rate:

5.000%

Interest Payment Dates:

Each June 15 and December 15

Business Day:

As described in the Prospectus.

Additional Amounts:

As described in the Prospectus.

Redemption Provision:

As described in the Prospectus.

Optional Tax Redemption:

As described in the Prospectus.

Holder’s Option to Require Repayment upon a Change of Control:

No option.

Sinking Fund:

No sinking fund.

Extendable provisions:

No extendable provisions.

Defeasance provisions:

The Designated Securities are entitled to full defeasance and discharge as described in Indenture.

Time of Delivery: March 21, 2024

Listing and Trading:

Application will be made for the Notes to be admitted to listing on the New York Stock Exchange. No assurance can be given that such application will be granted.

CUSIP and ISIN:

CUSIP: 03523TBY3

ISIN: US03523TBY38

Terms Applicable to the Notes

Closing Location:

Sullivan & Cromwell LLP, 125 Broad Street, New York, NY 10004.

Names and addresses for the Issuer and Guarantors:

Anheuser-Busch InBev Worldwide Inc.

c/o Anheuser-Busch InBev Services LLC

Attention: Legal Department

E-mail: Patrick.Ryan@ab-inbev.com

Names and addresses of Representatives:

BofA Securities, Inc.

One Bryant Park

New York, NY 10036

United States of America

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

United States of America

Deutsche Bank Securities Inc.

1 Columbus Circle

New York, NY 10019

United States of America

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

United States of America

MUFG Securities Americas Inc.

1221 Avenue of the Americas, 6th Floor

New York, NY 10020

United States of America

Selling Restrictions

European Economic Area:

Each Underwriter has represented and agreed, and each further Underwriter appointed will be required to represent and agree, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Designated Securities to any retail investor in the European Economic Area (“EEA”). For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”);

(ii)	a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and

(b)

the expression “an offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Designated Securities to be offered so as to enable an investor to decide to purchase or subscribe the Designated Securities.

United Kingdom:

Each Underwriter has represented and agreed, and each further Underwriter appointed will be required to represent and agree, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Designated Securities to any retail investor in the United Kingdom. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, “EUWA”); or

(ii)

a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii)	not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”); and

(b)

the expression “an offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Designated Securities to be offered so as to enable an investor to decide to purchase or subscribe the Designated Securities.

The prospectus and the prospectus supplement relating to the Designated Securities is being distributed to, and directed at, persons outside the United Kingdom and, in the United Kingdom, the prospectus supplement relating to the Designated Securities is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The prospectus and the prospectus supplement relating to the Designated Securities must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Each of the Underwriters has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Designated Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer or the Guarantors; and

(b)

it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Designated Securities in, from or otherwise involving the United Kingdom.

Belgium:

Each underwriter has represented and agreed that it has not advertised, offered, sold or delivered and will not advertise, offer, sell or deliver, directly or indirectly, the Designated Securities to any Belgian Consumers, and has not distributed or caused to be distributed and will not distribute or cause to be distributed, any prospectus, memorandum, information circular, brochure or any similar documents in relation to the Designated Securities, directly or indirectly, to any Belgian Consumer. For these purposes, a “Belgian Consumer” has the meaning provided by the Belgian Code of Economic Law, as amended from time to time (Wetboek van 28 februari 2013 van economisch recht/Code du 28 février 2013 de droit économique), being any natural person resident or located in Belgium and acting for purposes which are outside his/her trade, business or profession.

France:

Each of the Underwriters has represented and agreed, and each further Underwriter appointed will be required to represent and agree, that it undertakes to comply with applicable French laws and regulations in force regarding the offer, the placement or the sale of the Notes and the distribution in France of the Prospectus or any other offering material relating to the Notes.

Hong Kong:

Each underwriter has represented and agreed that (i) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Designated Securities (except for Designated Securities which are a “structured product” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong) other than (a) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance, and (ii) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Designated Securities, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Designated Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Japan:

The Designated Securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended; the “FIEA”) and each underwriter has represented and agreed that it has not offered or sold and will not offer or sell any Designated Securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act (Act No. 228 of 1949, as amended)), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore:

The prospectus supplement related to the Designated Securities and the accompanying Prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the prospectus supplement related to the Designated Securities, the prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Designated Securities may not be circulated or distributed, nor may the

Designated Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the SFA)) pursuant to Section 274 of the SFA, or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Brazil:

The Designated Securities may not be offered or sold to the public in Brazil. Accordingly, the prospectus supplement related to the Designated Securities and the prospectus have not been nor will they be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários) nor have they been submitted to the foregoing agency for approval. Each underwriter has represented and agreed that it has not offered or sold and will not offer or sell the Designated Securities publicly (as defined for purposes of the securities laws of Brazil) in Brazil, as the offering of the Designated Securities pursuant to the prospectus supplement related to the Designated Securities and prospectus is not a public offering of securities in Brazil. Documents relating to the offer, as well as the information contained therein, may not be used in connection with any offer for subscription or sale of the Designated Securities to the public in Brazil.

Canada:

The Designated Securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Designated Securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus supplement related to the Designated Securities and prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the Underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Other jurisdictions outside the United States:

Each Underwriter has represented and agreed that with respect to any other jurisdiction outside the United States, it has not offered or sold and will not offer or sell any of the Designated Securities in any jurisdiction, except under circumstances that resulted or will result in compliance with the applicable rules and regulations of such jurisdiction.

SCHEDULE III

(a)	Issuer Free Writing Prospectuses:

Pricing term sheet prepared in accordance with Section VII(a) of the Underwriting Agreement

(b)	Underwriter Free Writing Prospectuses:

None

SCHEDULE IV

ANZ Securities, Inc.

277 Park Avenue, 31st Floor

New York, NY 10172

United States of America

BBVA Securities Inc.

1345 Avenue of the Americas, 44th Floor

New York, NY 10105

United States of America

TD Securities (USA) LLC

1 Vanderbilt Avenue, 11th Floor

New York, NY 10017

United States of America

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, NC 28202

United States of America

SCHEDULE V

Underwriting Agreement Standard Provisions

Anheuser-Busch InBev Worldwide Inc. (the “Issuer”), incorporated under the laws of the State of Delaware, proposes to enter into or has entered into one or more Pricing Agreements, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell, to the several firms named in Schedule I to the applicable Pricing Agreement (such firm or firms constituting the “Underwriters” with respect to such Pricing Agreement and the securities specified therein) the principal amount of its debt securities identified in Schedule I to such Pricing Agreement (generally and, as the context may require, with respect to such Pricing Agreement, the “Securities”) to be issued pursuant to the provisions of an indenture identified in Schedule II of such Pricing Agreement (hereinafter called the “Indenture”), among the Issuer, Anheuser-Busch InBev SA/NV (the “Parent Guarantor”), Anheuser-Busch InBev Finance Inc., Anheuser-Busch Companies, LLC, Brandbrew S.A., Cobrew NV, Brandbev S.à r.l. (each a “Subsidiary Guarantor,”) and the Trustee identified in such Schedule (the “Trustee”). The Securities are to be unconditionally guaranteed as to payment of principal and interest by the Parent Guarantor. The Securities may also be unconditionally guaranteed as to payment of principal and interest by one or more of the Subsidiary Guarantors, as specified in the applicable Pricing Agreement. The Parent Guarantor and any Subsidiary Guarantors specified in the applicable Pricing Agreement are referred to herein as the “Guarantors”, and their guarantees are referred to herein as the “Guarantees”. All references herein to “this Agreement” shall be deemed to refer to this Agreement together with the applicable Pricing Agreement.

The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters and to an Underwriter or Underwriters who act without any firm being designated as its or their representatives.

I.

Unless otherwise noted, the Issuer, as to itself, and the Parent Guarantor, as to itself and, with respect to the representations and warranties relating to any applicable Subsidiary Guarantors, as to those Subsidiary Guarantors for themselves only on an individual basis, represents and warrants to and agrees with each of the Underwriters as follows:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), on Form F-3 (Registration No. 333-277873) relating to the Securities and the Guarantees to be issued severally from time to time by the Issuer and the Guarantors has been filed by the Issuer and the Guarantors with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date of the applicable Pricing Supplement; such registration statement and any post-effective amendment thereto became effective on filing; no stop order suspending the effectiveness of such registration statement is in effect and no proceedings for such purpose are pending before or threatened by the Commission; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Issuer or the Guarantors. For purposes of this Agreement:

(i) the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of the applicable Pricing Agreement, is hereinafter called the “Base Prospectus”;

(ii) any preliminary form of prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act is hereinafter called a “Preliminary Prospectus”;

(iii) the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”;

(iv) the Applicable Time is the time specified as such in the applicable Pricing Agreement;

(v) the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time, is hereinafter called the “Pricing Prospectus”;

(vi) the form of final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section V(a) hereof is hereinafter called the “Prospectus”;

(vii) any reference in this Agreement to the Registration Statement, the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act, which were filed or furnished under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) on or before the date of this Agreement or the date of the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and

(viii) any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed or furnished under the Exchange Act after the date of this Agreement, or the date of the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein.

(b) (i) Each part of the Registration Statement, when such part became effective, did not contain, and, as amended or supplemented, if applicable, did not or will not, as the case may be, contain at the time of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply, as the case may be, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Prospectus does not or will not, as the case may be, as of the date of the Prospectus and as at the Closing Date, contain and, as amended or supplemented, if applicable, at the time of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section I(b) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus, as amended or supplemented, if applicable, based upon information concerning any Underwriter furnished to the Issuer or the Guarantors in writing by such Underwriter through you expressly for use therein, (B) to statements or omissions in the Registration Statement or the Prospectus, as amended or supplemented, if applicable, relating to The Depository Trust Company (“DTC”) Book-Entry-Only System that are based solely on information contained in published reports of DTC or (C) to the Statement of Eligibility and Qualification of the Trustee on Form T-1 and (iv) each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act.

(c) No order preventing or suspending the use of any Preliminary Prospectus or any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Securities (an “Issuer Free Writing Prospectus”) has been issued by the Commission, and each Preliminary Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the rules and regulations of the Commission thereunder.

(d) The Pricing Prospectus, as supplemented by any final term sheet prepared and filed pursuant to Section VII(a) hereof (collectively, the “Pricing Disclosure Package”), as of the Applicable Time (as specified in the applicable Pricing Agreement), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III to the applicable Pricing Agreement (if any) does not and will not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and when taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; except that the representations and warranties set forth in this paragraph I(d) do not apply to statements or omissions in the Pricing Disclosure Package or in an Issuer Free Writing Prospectus based upon information concerning any Underwriter furnished to the Issuer or the Guarantors in writing by such Underwriter through you expressly for use therein; or to any statements or omissions made in the Registration Statement or the Prospectus relating to the DTC Book-Entry-Only System that are based solely on information contained in published reports of DTC.

(e) At the time of the filing of the Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed or furnished pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and at the time the Issuer or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption provided for in Rule 163 under the Securities Act, the Issuer and the Parent Guarantor were each “well-known seasoned issuers” as defined in Rule 405 under the Securities Act.

(f) At the earliest time after the filing of the Registration Statement that the Issuer or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities, the Issuer was not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(g) The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and has been duly authorized, executed and delivered by the Issuer and duly authorized, executed and delivered by the Guarantors and is a valid and legally binding agreement of the Issuer and the Guarantors, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(h) There has not been any material adverse change in the financial condition, business or operations of the Parent Guarantor, its subsidiaries and affiliates, taken as a whole, from that set forth in the Pricing Prospectus (a “Material Adverse Effect”).

(i) The financial statements, and the related notes thereto, included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the consolidated financial position of the Parent Guarantor and its consolidated subsidiaries as of the dates indicated and the results of its operations and the changes in its consolidated cash flows for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; the supporting schedules included in the Registration Statement present fairly the information required to be stated therein; and, if applicable, the pro forma financial information, and the related notes thereto, included in the Registration Statement, the Pricing Prospectus and the Prospectus has been prepared in accordance with the applicable requirements of the Securities Act, is based upon good faith estimates and assumptions believed by the Parent Guarantor to be reasonable, presents fairly the information shown in it on the bases described therein and, subject to the qualifications and limitations expressed in such information and to the knowledge of the Issuer and the Parent Guarantor, the adjustments used in it are appropriate to give effect to the transactions and circumstances referred to in it.

(j) None of the Issuer, the Parent Guarantor or any of the Significant Subsidiaries (defined below) is (i) currently a designated target of any Sanctions (as defined below) or (ii) organized or resident in a country or territory that is the subject of comprehensive Sanctions (being, as at the date hereof, the Crimea Region of Ukraine, Cuba, the so-called Donetsk People’s Republic, Iran, the so-called Luhansk People’s Republic, North Korea and Syria) (each, a “Sanctioned Country”). Neither the Issuer nor the Parent Guarantor will use the proceeds of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person that is currently a designated target of any Sanctions. “Significant Subsidiaries” refers to Anheuser-Busch Companies, LLC, Cobrew NV, Ambev S.A., InBev Belgium BV/SRL and Labatt Brewing Company Limited.

“Sanctions” means:

(i) United Nations sanctions imposed pursuant to any United Nations Security Council resolution;

(ii) US sanctions administered or enforced by the Office of Foreign Assets Control of the US Department of the Treasury or the US Department of State;

(iii) EU restrictive measures implemented pursuant to any EU Council or Commission Regulation or decision adopted pursuant to a common position in furtherance of the EU’s Com-mon Foreign and Security Policy; and

(iv) UK sanctions (i) enacted by statutory instrument pursuant to the United Nations Act 1946 or the European Communities Act 1972; and/or (ii) administered or enforced by the United Kingdom.

(k) Other than immaterial violations, none of the Issuer, the Parent Guarantor, any of the Significant Subsidiaries or, to the knowledge of the Issuer or the Parent Guarantor, any director or executive officer of the Issuer or the Parent Guarantor is aware of or has taken any action, directly or indirectly, that has resulted within the past five years, or will result, in a violation by such persons of the Foreign Corrupt Practices Act (“FCPA”), including, without limitation, making use of the mail or any means or instrument of U.S. interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, the Organisation for Economic Co-operation and Development (“OECD”) Convention or any similar law or regulation to which any of the Issuer, the Parent Guarantor, the Significant Subsidiaries or any director or executive officer of the Issuer or Parent Guarantor, is subject. To the extent such provisions are applicable, each of the Issuer, Parent Guarantor and the Significant Subsidiaries has instituted and maintains policies and procedures designed to prevent, and which are reasonably expected to prevent, the violation of the FCPA, the OECD Convention or any similar law or regulation applicable thereto.

(l) Except as disclosed in the Pricing Prospectus, so far as the Issuer and Parent Guarantor is aware, no subsidiary has any material actual or contingent liability under applicable laws and regulations relating to the environment in Belgium or any jurisdiction where any subsidiary has material operations, other than as would not reasonably be expected to result in a Material Adverse Effect.

(m) No event has occurred nor, so far as the Issuer and the Parent Guarantor are aware, have any circumstances arisen since December 31, 2023 which constitute or result in, or would with the giving of notice or lapse of time or the fulfillment of any condition or the making of any determination constitute or result in, a default or the acceleration or breach of any payment obligation under any debt agreement, instrument or arrangement to which the Issuer and the Parent Guarantor is a party, other than as would not reasonably be expected to have a Material Adverse Effect.

(n) In relation to a Sanctioned Country in which the Parent Guarantor is operating or conducting any business, it is conducting such business in compliance with the Sanctions applicable to that Sanctioned Country in all material respects, and it has instituted and maintains policies and procedures designed to promote compliance by the Parent Guarantor and its subsidiaries (as defined under Article 1.15 of the Belgian Companies and Associations Code) (the “Group”), with Sanctions applicable to the Group and Group’s business. The Parent Guarantor and each Underwriter agrees and confirms that it is not entitled to the benefit of or does not make or repeat, as appropriate, the representation and warranty contained in this paragraph and/or the representation and warranty given by the Parent Guarantor in paragraph (j) to the extent that such provisions would result in a violation of Council Regulation (EC) 2271/96 (including as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018) and/or any applicable national law or regulation which purports to create liability in respect of such violation. With regard to any Underwriter incorporated or organized under the laws of the Federal Republic of Germany, the representation and warranty contained in this paragraph and/or the representation and warranty given by the Parent Guarantor in paragraph (j) shall apply for the benefit of such Underwriter only if and to the extent that it does not result in a violation of Section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung) or any other applicable anti-boycott or similar laws or regulations.

II.

Each Underwriter represents and agrees that, without the prior written consent of the Issuer and the Parent Guarantor, it has not made and will not make any offer relating to the Securities that (i) would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act or (ii) would otherwise constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, required to be filed with the Commission; provided, however, that the Issuer and the Parent Guarantor consent to the use by each Underwriter of a free writing prospectus that contains only (i) information describing the preliminary terms of the Securities or their offering which, in their final form, will not be inconsistent with the final term sheet of the Issuer and the Parent Guarantor prepared and filed pursuant to Section 5(a) hereof and (ii) information that describes the final terms of the Securities or their offering and that is included in the final term sheet of the Issuer and the Parent Guarantor prepared and filed pursuant to Section V(a) hereof.

Recognition of the U.S. Special Resolution Regimes

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

III.

The Issuer and the Guarantors are advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after the applicable Pricing Agreement has become effective as in your judgment is advisable. The terms of the public offering of the Securities are set forth in the Prospectus.

IV.

Payment for the Securities shall be made by certified or official bank check or checks or wire transfer, as specified in the applicable Pricing Agreement, payable to the order of the Issuer in the funds specified in such Pricing Agreement at the time and place, in each case as set forth in such Pricing Agreement, or at such other time on the same or such other date, not later than the third New York business day thereafter, as shall be designated in writing by you, which date and time may be postponed by agreement among you, the Issuer and the Guarantors or as provided in Section X hereof. The time and date of such payment, as specified in the applicable Pricing Agreement in relation to an offering of Securities, are hereinafter referred to as the “Closing Date”.

Payment for the Securities shall be made against delivery to you through the facilities of the DTC for the respective accounts of the several Underwriters of the Securities registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the date of delivery, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid.

V.

The several obligations of the Underwriters hereunder are subject to the following conditions, appropriately modified for the applicable Guarantors:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424 within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; any final term sheet contemplated by Section VII(a) hereof, and any other material required to be filed by the Issuer pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; no stop order suspending the effectiveness or preventing the use of the Registration Statement or any part thereof, the Prospectus or any Issuer Free Writing Prospectus shall be in effect, no proceedings for such purpose shall be pending before or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

(b) On or after the Applicable Time and prior to the Closing Date, there shall not have been any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Issuer’s or the Parent Guarantor’s securities by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(c) There shall not have occurred any change in the condition, financial or otherwise, business or operations, of the Parent Guarantor, its subsidiaries and its affiliates, taken as a whole, from that set forth in the Pricing Prospectus, that, in your reasonable judgment, is material and adverse and that makes it, in your reasonable judgment, after consultation with the Issuer and the Parent Guarantor, impracticable to market the Securities on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus.

(d) The Underwriters shall have received on the Closing Date certificates, dated the Closing Date and signed, respectively, by an officer of each of the Issuer and of the Guarantors, to the effect set forth in clauses (b) and (c) above and to the effect that the representations and warranties of the Issuer and the Guarantors contained in this Agreement are true and correct as of the Closing Date and that the Issuer and the Guarantors shall have performed in all material respects all of their respective obligations to be performed hereunder or satisfied on or prior to the Closing Date. Any officer signing and delivering such certificate may certify to the best of his knowledge.

(e) You shall have received on the Closing Date an opinion of United States counsel for the Issuer, Parent Guarantor and applicable Subsidiary Guarantors, dated the Closing Date, substantially in the form attached hereto as Exhibit A.

(f) You shall have received on the Closing Date an opinion of Belgian counsel to the Parent Guarantor and applicable Subsidiary Guarantors, dated the Closing Date, substantially in the form attached hereto as Exhibit B.

(g) You shall have received, if appropriate, on the Closing Date an opinion of Luxembourg counsel to the applicable Subsidiary Guarantors, dated the Closing Date, substantially in the form attached hereto as Exhibit C.

(h) You shall have received on the Closing Date an opinion of counsel for the Underwriters, dated the Closing Date, in a form acceptable to the Underwriters.

(i) You shall have received on the date of the applicable Pricing Agreement a letter dated such date and also on the Closing Date a letter dated the Closing Date, at the addresses set forth in Annex 1, in each case in form and substance reasonably satisfactory to you, from the independent certified public accountants who have certified the financial statements of the Parent Guarantor included in the Registration Statement, the Prospectus and, if applicable, the Pricing Disclosure Package containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Prospectus and the Pricing Disclosure Package.

VI.

In further consideration of the agreements of the Underwriters herein contained, the Issuer and the Guarantors jointly covenant as follows:

(a) To furnish you, without charge, if requested, one conformed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto, but including documents incorporated by reference therein) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.

(b) During the period mentioned in paragraph (c) below, before amending or supplementing the Registration Statement, the Prospectus or the Pricing Disclosure Package, to furnish you a copy of each such proposed amendment or supplement, and not to file any such proposed amendment or supplement to which you reasonably object.

(c) If, during such period after the first date of the public offering of the applicable Securities as, in the opinion of your counsel, the Prospectus or the Pricing Disclosure Package is required by applicable U.S. law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus or the Pricing Disclosure Package in order to make the statements therein, in light of the circumstances when the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) or the Pricing Disclosure Package is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus or the Pricing Disclosure Package to comply with applicable U.S. law, forthwith to prepare and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Issuer and the Guarantors) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus or the Pricing Disclosure Package, as applicable, so that the statements in the Prospectus or the Pricing Disclosure Package as so amended or supplemented will not, in light of the circumstances when the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) or the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Prospectus or the Pricing Disclosure Package, as applicable, as amended or supplemented, will comply with applicable U.S. law; provided, however, that in case any Underwriter or dealer is required to deliver a Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) under the Securities Act in connection with the offer or sale of Securities at any time more than nine months after the Closing Date, the cost of such preparation and furnishing of such amended or supplemented Prospectus shall be borne by the Underwriter of such Securities.

(d) To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Securities Act and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(e) If required by Rule 430B(h) under the Securities Act, to prepare a form of prospectus in a form to which you do not reasonably object and to file such form of prospectus pursuant to Rule 424(b) under the Securities Act not later than may be required by such Rule and to make no further amendment or supplement to such form of prospectus which shall be disapproved reasonably by you promptly after reasonable notice thereof.

(f) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to pay all expenses (including reasonable fees and disbursements of counsel) in connection with such qualification Securities; provided, however, that in connection therewith neither the Issuer nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as an underwriter of securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) to file a general consent to service of process in any U.S. jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) To make generally available to the Issuer’s security holders as soon as practicable an earnings statement of the Parent Guarantor that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(h) If the applicable Pricing Agreement provides that the Securities are to be listed, to use their reasonable commercial efforts to list, subject to notice of issuance, the Securities and the Guarantees on the New York Stock Exchange, NYSE Arca, or another recognized stock exchange.

(i) During the period beginning from the date of the applicable Pricing Agreement and continuing to and including the earlier of (i) the termination of trading restrictions on the Securities, as notified promptly to the Issuer and the Guarantors by you, and (ii) the Closing Date, not to offer, sell, contract to sell or otherwise dispose of in the United States any debt securities or warrants to purchase debt securities of the Issuer or the Guarantors which mature more than one year after the Closing Date, and which are substantially similar to the Securities, without your prior written consent, such consent not to be unreasonably withheld.

VII.

(a) The Issuer agrees, if requested by you prior to the Applicable Time, to prepare a final term sheet containing solely a description of the Securities, in a form reasonably approved by you, and to file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such Rule.

(b) Each Underwriter represents that other than any free writing prospectus (i) which contains only information describing the preliminary terms of the Securities or the offering (or, without limitation, information concerning comparable bond prices) or (ii) which contains only information that (A) describes the final terms of the Securities or their offering and (B) is included in the final term sheet described in Section VII(a) above, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act without the prior written consent of the Issuer and the Guarantors and that Schedule III to the applicable Pricing Agreement is a complete list of any free writing prospectus for which the Underwriters have received such consent.

(c) Each of the Issuer and the Guarantors represents and agrees that, other than as required under paragraph (a) above, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives and that Schedule III to the applicable Pricing Agreement is a complete list of any free writing prospectus for which the Issuer or the Guarantors have received such consent.

(d) The Issuer has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

(e) The Issuer agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Issuer or the Guarantors will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; except that the representations and warranties set forth in this paragraph VII(e) do not apply to statements or omissions in an Issuer Free Writing Prospectus based upon information concerning any Underwriter furnished to the Issuer or the Guarantors in writing by such Underwriter through you expressly for use therein.

VIII.

The Issuer and the Guarantors jointly and severally agree to indemnify and hold harmless each Underwriter, its affiliates and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including without limitation the legal fees and other expenses incurred in connection with any suit, action or proceeding on any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus (as amended or supplemented if the Issuer or the Guarantors shall have furnished any amendments or supplements thereto), any Issuer Free Writing Prospectus or any “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriters furnished to the Issuer or the Guarantors in writing by any Underwriter through you expressly for use therein; provided, however, the foregoing indemnity with respect to any untrue statement or omission or alleged untrue statement or omission made in a Preliminary Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Securities that are the subject thereof if a copy of the Pricing Disclosure Package was not conveyed to such person for purposes of Sections 12(a)(2) and 17(a)(2) of the Securities Act at or prior to the Applicable Time and the untrue statement or omission or alleged untrue statement or omission made in such Preliminary Prospectus was corrected in the Pricing Disclosure Package.

Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Issuer and the Guarantors, their respective directors, their respective officers who sign the Registration Statement and each person, if any, who controls each of the Issuer or the Guarantors within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuer and the Guarantors to each Underwriter, but, with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus (as amended or supplemented if the Issuer or the Guarantors shall have furnished any amendments or supplements thereto) or any Issuer Free Writing Prospectus, only with reference to information relating to such Underwriter furnished to the Issuer or the Guarantors in writing by such Underwriter through you expressly for use in such document.

In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (hereinafter called the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (hereinafter called the “indemnifying party”) in writing (or by facsimile and confirmed in writing) but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives named in the applicable Pricing Agreement in the case of parties indemnified pursuant to the second preceding paragraph and by the Issuer and the Guarantors in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceedings.

If the indemnification provided for in the first or second paragraph of this Section VIII is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantors, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer and the Guarantors, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Guarantors, on the one hand, and of the Underwriters, on the other hand, shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Issuer and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the applicable Pricing Prospectus, bear to the aggregate public offering price of the Securities. The relative fault of the Issuer and the Guarantors, on the one hand, and of the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer and the Guarantors, on the one hand, or by the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Issuer, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section VIII were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section VIII, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ respective obligations to contribute pursuant to this Section VIII are several in proportion to the respective principal amounts of Securities purchased by each of such Underwriters and not joint. The remedies provided for in this Section VIII are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

The indemnity and contribution agreements contained in this Section VIII and the representations and warranties of the Issuer and the Guarantors contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of any of the Issuer, the Guarantors, their respective officers or directors or any other person controlling the Issuer or the Guarantors and (iii) acceptance of and payment for any of the Securities.

IX.

Any Pricing Agreement shall be subject to termination in your discretion, by notice given to the Issuer and the Guarantors, if (a) after the execution and delivery of such Pricing Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of Euronext Brussels, the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) a general moratorium on commercial banking activities shall have been declared (x) in New York by either Federal or New York State authorities or (y) in Belgium by either the Belgian authorities or the European Central Bank or (iii) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your reasonable judgment, is material and adverse and (b) in the case of any of the events specified in clause (a)(i) through (ii), such event singly or together with any other such event makes it, in your reasonable judgment, after consultation with the Issuer and the Guarantors, impracticable to market the Securities on the terms and in the manner contemplated in the Pricing Prospectus and Prospectus.

X.

This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder and under the applicable Pricing Agreement on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I to the applicable Pricing Agreement bears to the principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to the applicable Pricing Agreement be increased pursuant to this Section X by an amount in excess of one-tenth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities which it or they have agreed to purchase under the applicable Pricing Agreement on such date, and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you, the Issuer and the Guarantors for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, either Issuer or the Guarantors. In any such case either you, the Issuer or the Guarantors shall have the right to postpone the Closing Date but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, the Prospectus, or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement or a Pricing Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of an Issuer or the Guarantors to comply with the terms or to fulfill any of the conditions of this Agreement or such Pricing Agreement, or if for any reason an Issuer or the Guarantors shall be unable to perform their respective obligations under this Agreement or such Pricing Agreement, the Issuer or the Guarantors will reimburse the Underwriters or such Underwriters as have so terminated this Agreement or such Pricing Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably and properly incurred by such Underwriters in connection with this Agreement or such Pricing Agreement or the offering contemplated hereunder or thereunder.

XI.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Issuer and the Guarantors have appointed AB InBev Services LLC, 250 Park Avenue, 2nd Floor, New York, New York 10177 as their authorized agent (the “Authorized Agent”) upon which process may be served in any action based on this Agreement that may be instituted in any state or federal court in the City, County and State of New York by any Underwriter or by any person controlling any Underwriter, and expressly accepts the jurisdiction of any such court in respect of such action. Such appointment shall be irrevocable for a period of three years from and after the Closing Date unless and until a successor Authorized Agent shall be appointed and such successor shall accept such appointment for the remainder of such three-year period. The Issuer and the Guarantors represent to each of the Underwriters that they have notified the Authorized Agent of such designation and appointment and that Authorized Agent has accepted the same in writing. The Issuer and the Guarantors will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Issuer or the Guarantors (mailed or delivered as aforesaid) shall be deemed, in every respect, effective service of process upon the Issuer or the Guarantors. Any action based on this Agreement may be instituted by any Underwriter against the Issuer or the Guarantors in any state or federal court in the Borough of Manhattan, The City of New York, New York, United States of America.

XII.

In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or alone. All statements, requests, notices and agreements hereunder shall be in writing and, if to the Underwriters shall be delivered or sent by telex, facsimile transmission, e-mail or in writing delivered by hand, or by telephone (to be promptly confirmed by telex or fax) to you as the Representatives to the address specified in the applicable Pricing Agreement; and if to the Issuer or the Guarantors shall be delivered or sent by telex, facsimile transmission, e-mail or in writing delivered by hand, or by telephone (to be promptly confirmed by telex or fax) to the address of the Issuer or the Guarantors, as the case may be, set forth in the applicable Pricing Agreement. Any such statements, requests, notices or agreements shall take effect upon receipt thereof. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Issuer and the Guarantors and, to the extent provided in Section VIII hereof, the officers and directors of the Issuer and the Guarantors and each person who controls an Issuer, the Guarantors or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have the right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase. Time shall be of the essence of this Agreement.

The Issuer and each Guarantor acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement and any Pricing Agreement is an arm’s-length commercial transaction between the Issuer and the Guarantors, on the one hand, and the Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Issuer or any Guarantor, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Issuer or any Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Issuer or any Guarantor on other matters) or any other obligation to the Issuer or any Guarantor except the obligations expressly set forth in this Agreement and (iv) the Issuer and the Guarantors have consulted their own legal and financial advisors to the extent they deem appropriate. The Issuer and each Guarantor agrees that it will not claim that the Underwriter, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Issuer or any Guarantor, in connection with such transaction or the process leading thereto.

Exhibit A

Form of Sullivan & Cromwell Opinion and Disclosure Letter

March [•], 2024

To each of the several Underwriters listed on Schedule A

As Representatives of the several Underwriters.

Ladies and Gentlemen:

In connection with the several purchases today by you and the other Underwriters named in Schedule I to the Pricing Agreement, dated March [•], 2024 (the “Pricing Agreement”), among Anheuser-Busch InBev Worldwide Inc., a Delaware corporation (the “Company”), Anheuser-Busch InBev SA/NV, a public limited liability company incorporated under the laws of Belgium (the “Parent Guarantor”), Brandbrew S.A., a société anonyme with its registered office in Luxembourg, Brandbev S.à r.l., a société à responsabilité limitée with its registered office in Luxembourg, Cobrew NV, a naamloze vennootschap with its registered office in Belgium, Anheuser-Busch InBev Finance Inc., a Delaware corporation (“ABI Finance”) and Anheuser-Busch Companies, LLC, a Delaware limited liability company (“Anheuser-Busch” and together with Brandbrew S.A., Brandbev S.à r.l., Cobrew NV and ABI Finance, the “Subsidiary Guarantors”) and you, as Representatives of the several underwriters named therein (collectively, the

To each of the several Underwriters listed on Schedule A As Representatives of the several Underwriters.	-2-

“Underwriters”), of $[•] aggregate principal amount of the Company’s [•]% Notes due [•] (the “Securities”), and the related guarantees thereof (the “Guarantees”) of the Parent Guarantor and the Subsidiary Guarantors, issued pursuant to the Indenture, dated as of April 4, 2018, as amended from time to time (the “Base Indenture”) among the Company, the Parent Guarantor, the Subsidiary Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the Seventeenth Supplemental Indenture, dated as of March [•], 2024 (the “Seventeenth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), we, as United States counsel for the Company, ABI Finance, Anheuser-Busch and the Parent Guarantor, have examined such corporate records, certificates and other documents, and such questions of United States Federal law, New York state law, the General Corporation Law of the State of Delaware and the Limited Liability Company Act of the State of Delaware, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that:

(1) The Company and ABI Finance have been duly incorporated and are existing corporations in good standing under the laws of the State of Delaware.

(2) Anheuser-Busch is an existing limited liability company in good standing under the laws of the State of Delaware.

(3) The Pricing Agreement has been duly authorized, executed and delivered by the Company, ABI Finance and Anheuser-Busch and duly executed and delivered by the Parent Guarantor and the Subsidiary Guarantors (other than ABI Finance and Anheuser-Busch).

To each of the several Underwriters listed on Schedule A As Representatives of the several Underwriters.	-3-

(4) The Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act of 1939; the Securities have been duly authorized, executed, issued and delivered by the Company; and the Indenture and the Securities (assuming due authentication of the Securities by the Trustee) constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(5) The Indenture and the Guarantees have been duly executed and delivered by the Parent Guarantor and the Subsidiary Guarantors (other than ABI Finance and Anheuser-Busch), and duly authorized, executed and delivered by ABI Finance and Anheuser-Busch, and constitute valid and legally binding obligations of the Parent Guarantor and the Subsidiary Guarantors enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(6) All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company, the Parent Guarantor or the Subsidiary Guarantors under the Covered Laws for the execution and delivery by the Company, the Parent Guarantor or the Subsidiary Guarantors of, and the performance by the Company, the Parent Guarantor and the Subsidiary Guarantors of their respective obligations under the Securities, the Guarantees, the Indenture, and the Pricing Agreement (together, the “Opinion Documents”) have been obtained or made.

To each of the several Underwriters listed on Schedule A As Representatives of the several Underwriters.	-4-

(7) The execution and delivery of the Opinion Documents by the Company, the Parent Guarantor and the Subsidiary Guarantors, the issuance of the Securities by the Company in accordance with the Indenture, the offer and sale of the Securities and the related Guarantees in the manner contemplated by the Pricing Agreement, and the performance by the Company, the Parent Guarantor and the Subsidiary Guarantors of their respective obligations under the Opinion Documents will not violate any Covered Laws.

(8) The execution and delivery by each of the Company and ABI Finance of the Opinion Documents to which it is a party do not, and the performance by the Company and ABI Finance of their respective obligations under such Opinion Documents will not, violate the respective Certificate of Incorporation or the respective By-laws of the Company and ABI Finance, in each case as in effect on the date hereof; and the execution and delivery by Anheuser-Busch of the Opinion Documents to which it is a party do not, and the performance by Anheuser-Busch of its obligations under such Opinion Documents will not, violate the Certificate of Formation or the Operating Agreement of Anheuser-Busch, in each case as in effect on the date hereof.

We are expressing no opinion in paragraphs (6) and (7) above, insofar as performance by the Company, the Parent Guarantor and the Subsidiary Guarantors of their respective obligations under any Opinion Document is concerned, as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights. Also, for purposes of the opinions in paragraphs (6) and (7) above, “Covered Laws” means (i) the General Corporation Law of the State of Delaware (including the published rules or regulations thereunder), (ii) the Limited Liability Company Act of the State of Delaware (including the published rules or

To each of the several Underwriters listed on Schedule A As Representatives of the several Underwriters.	-5-

regulations thereunder) and (iii) the Federal laws of the United States and the statutory laws of the State of New York (including the published rules or regulations thereunder) that in our experience normally are applicable to general business corporations and transactions such as those contemplated by the Opinion Documents; provided, however, that such term does not include Federal or state securities laws, antifraud laws or fraudulent transfer laws, tax laws, the Employee Retirement Income Security Act of 1974, antitrust laws, laws that restrict transactions between United States persons and citizens or residents of certain foreign countries or specially designated nationals and organizations or any law that is applicable to the Company, the Parent Guarantor, the Subsidiary Guarantors, the Opinion Documents or the transactions contemplated thereby solely as part of a regulatory regime applicable to the Company, the Parent Guarantor, the Subsidiary Guarantors or their affiliates due to their status, business or assets.

The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York, the General Corporation Law of the State of Delaware and the Limited Liability Company Act of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. In rendering the foregoing opinion, we have, with your approval, relied as to certain matters upon information obtained from public officials, officers of the Company, the Parent Guarantor, and the Subsidiary Guarantors and other sources believed by us to be responsible. We have also assumed, with your approval, that (1) each of the domestication of the Company as a corporation in the State of Delaware and the filing of the certificate of incorporation of the Company in the State of Delaware was duly approved in the manner provided for by the document,

To each of the several Underwriters listed on Schedule A As Representatives of the several Underwriters.	-6-

instrument, agreement or other writing governing the internal affairs of the Company, and the conduct of its business, prior to its incorporation in the State of Delaware or by applicable non-Delaware law, as appropriate, (2) other than with respect to the Company, ABI Finance and Anheuser-Busch, the Indenture, the Guarantees and the Pricing Agreement have been duly authorized, executed and delivered by each of the parties thereto in accordance with the laws of the jurisdiction under which such entity is organized or incorporated, (3) the execution and delivery of the Indenture and the Pricing Agreement, the execution, issuance, sale and delivery of the Securities and the Guarantees and the performance by the Company, the Parent Guarantor and the Subsidiary Guarantors of their respective obligations under the Opinion Documents have not resulted and will not result in any breach or violation of, or conflict with, any Luxembourg or Belgian statute, rule or regulation, (4) the provisions of the Indenture designating the law of the State of New York as the governing law of the Indenture are valid and binding on the Parent Guarantor and each of the Subsidiary Guarantors (other than ABI Finance and Anheuser-Busch) under the laws of their respective jurisdictions of organization, (5) the Securities and the Guarantees conform to the specimens thereof examined by us, (6) the Trustee’s certificates of authentication of the Securities have been manually signed by one of the Trustee’s authorized officers and (7) the signatures on all documents examined by us are genuine, assumptions which we have not independently verified. With respect to all matters of Belgian and Luxembourg law, we note that you have received the opinions, dated as of the date hereof, of Clifford Chance LLP, and we have assumed the accuracy of such opinions in rendering our opinion.

To each of the several Underwriters listed on Schedule A As Representatives of the several Underwriters.	-7-

This letter is furnished by us, as United States counsel to the Company, ABI Finance, Anheuser-Busch and the Parent Guarantor, to you, as Representatives of the several Underwriters, solely for the benefit of the Underwriters in their capacity as such and may not be relied upon by any other person. This letter may not be quoted, referred to or furnished to any purchaser or prospective purchaser of the Securities and may not be used in furtherance of any offer or sale of the Securities.

Very truly yours,

Schedule A

BofA Securities, Inc.

One Bryant Park

New York, NY 10036

United States of America

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

United States of America

Deutsche Bank Securities Inc.

1 Columbus Circle

New York, NY 10019

United States of America

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

United States of America

MUFG Securities Americas Inc.

1221 Avenue of the Americas, 6th Floor

New York, NY 10020

United States of America

March [•], 2024

To each of the several Underwriters listed on Schedule B

As Representatives of the several Underwriters.

Ladies and Gentlemen:

This is with reference to the registration under the Securities Act of 1933 (the “Securities Act”) and offering of $[•] aggregate principal amount of [•]% Notes due [•] (the “Securities”) of Anheuser-Busch InBev Worldwide Inc., a Delaware corporation (the “Issuer”), and the related guarantees thereof (the “Guarantees”) by Anheuser-Busch InBev SA/NV, a public limited liability company organized under the laws of Belgium (the “Parent Guarantor”), and Brandbrew S.A., a société anonyme with its registered office in Luxembourg, Brandbev S.à r.l., a société à responsabilité limitée with its registered office in Luxembourg, Cobrew NV, a naamloze vennootschap with its registered office in Belgium, Anheuser-Busch InBev Finance Inc., a Delaware corporation and Anheuser-Busch Companies, LLC, a Delaware limited liability company (“Anheuser-Busch” and together with Brandbrew S.A., Brandbev S.à r.l., Cobrew NV and Anheuser-Busch InBev Finance Inc., the “Subsidiary Guarantors”).

To each of the several Underwriters listed on Schedule B As Representatives of the several Underwriters.	-2-

The Registration Statement relating to the Securities and the Guarantees (File No. 333-277873) (the “Registration Statement”) was filed on Form F-3, in accordance with procedures of the Securities and Exchange Commission (the “Commission”) permitting a delayed or continuous offering of securities pursuant thereto and, if appropriate, a post-effective amendment, document incorporated by reference therein or prospectus supplement that provides information relating to the terms of the securities and the manner of their distribution. The Securities and the Guarantees have been offered by the Prospectus, dated March 13, 2024 (the “Basic Prospectus”), as supplemented by the Prospectus Supplement, dated March [•], 2024 (the “Prospectus Supplement”), which updates or supplements certain information contained in the Basic Prospectus. The Basic Prospectus, as supplemented by the Prospectus Supplement, does not necessarily contain a current description of the Issuer’s and the Parent Guarantor’s business and affairs since it provides information as of its date and, pursuant to Form F-3, it incorporates by reference certain documents filed with the Commission that contain information as of various dates.

As United States counsel to the Issuer, Anheuser-Busch InBev Finance Inc., Anheuser-Busch and the Parent Guarantor, we reviewed the Registration Statement, the Basic Prospectus, the Prospectus Supplement and the documents listed in Schedule A (those listed documents, taken together with the Basic Prospectus, being referred to herein as the “Pricing Disclosure Package”) and participated in discussions with your representatives and those of the Issuer, Anheuser-Busch InBev Finance Inc., Anheuser-Busch and the Parent Guarantor, their accountant and the Parent Guarantor’s and Subsidiary Guarantors’ Belgian and Luxembourg counsel. Between the date of the Prospectus Supplement and the time of delivery of this letter, we participated in further discussions with your representatives and those of the Issuer, Anheuser-Busch InBev Finance Inc., Anheuser-Busch and the Parent Guarantor concerning certain matters

To each of the several Underwriters listed on Schedule B As Representatives of the several Underwriters.	-3-

relating to the Issuer, Anheuser-Busch InBev Finance Inc., Anheuser-Busch and the Parent Guarantor and reviewed certificates of certain officers of the Issuer, Anheuser-Busch InBev Finance Inc., Anheuser-Busch and the Parent Guarantor, letters and reports addressed to you from the accountant for the Parent Guarantor and opinions addressed to you from the Parent Guarantor’s and Subsidiary Guarantors’ Belgian and Luxembourg counsel. On the basis of the information that we gained in the course of the performance of the services referred to above, considered in the light of our understanding of the applicable law (including the requirements of Form F-3 and the character of the prospectus contemplated thereby) and the experience we have gained through our practice under the Securities Act, we confirm to you that, in our opinion, the Registration Statement, as of the date of the Prospectus Supplement, and the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Securities, to the requirements of the Securities Act, the Trust Indenture Act of 1939 and the applicable rules and regulations of the Commission thereunder. Also, we confirm to you that the statements contained (i) under the captions “Description of Debt Securities and Guarantees” in the Basic Prospectus and “Description of the Notes” in the Prospectus Supplement insofar as they relate to the provisions of the indenture therein described, (ii) under the captions “Taxation—United States Taxation of Debt Securities” in the Basic Prospectus and “United States Taxation” in the Prospectus Supplement insofar as they relate to the provisions of United States Federal income tax law therein described, and (iii) under the caption “Underwriting” in the Prospectus Supplement, insofar as they relate to the provisions of the Pricing Agreement, dated March [•], 2024 among the Company, the Parent Guarantor, the

To each of the several Underwriters listed on Schedule B As Representatives of the several Underwriters.	-4-

Subsidiary Guarantors and you, therein described, and in each case insofar as relevant to the offering of the Securities, constitute a fair and accurate summary of such provisions in all material respects as of March 13, 2024 (in the case of the Basic Prospectus) and as of the date of the Prospectus Supplement and the time of delivery of this letter (in the case of the Basic Prospectus as supplemented by the Prospectus Supplement).

Further, nothing that came to our attention in the course of such review has caused us to believe that, insofar as relevant to the offering of the Securities,

(a) the Registration Statement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or

(b) the Pricing Disclosure Package, as of [•]:[•] p.m., New York City time, on March [•], 2024, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(c) the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

We also advise you that nothing that came to our attention in the course of the procedures described in the second sentence of the first preceding paragraph has caused us to believe that, insofar as relevant to the offering of the Securities, the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the time of delivery of this letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

To each of the several Underwriters listed on Schedule B As Representatives of the several Underwriters.	-5-

The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Basic Prospectus, the Pricing Disclosure Package or the Prospectus Supplement except to the extent specifically noted in the fourth sentence of the second preceding paragraph. Also, we do not express any opinion or belief as to the financial statements or other financial data derived from accounting records contained in the Registration Statement, the Basic Prospectus, the Pricing Disclosure Package or the Prospectus Supplement, as to management’s report of its assessment of the effectiveness of the Parent Guarantor’s internal control over financial reporting or the auditors’ report as to the effectiveness of the Parent Guarantor’s internal control over financial reporting, each as included in the Registration Statement, the Basic Prospectus, the Pricing Disclosure Package or the Prospectus Supplement, or as to the statement of the eligibility of the Trustee under the Indenture under which the Securities are being issued.

This letter is furnished by us, as United States counsel to the Issuer, Anheuser-Busch InBev Finance Inc., Anheuser-Busch and the Parent Guarantor, to you, as Representatives of the several Underwriters, solely for the benefit of the Underwriters in their capacity as such and may not be relied upon by any other person. This letter may not be quoted, referred to or furnished to any purchaser or prospective purchaser of the Securities and may not be used in furtherance of any offer or sale of the Securities.

Very truly yours,

Schedule A

1. Preliminary Prospectus Supplement, dated March [•], 2024

2. Final Term Sheet, dated March [•], 2024

To each of the several Underwriters listed on Schedule B As Representatives of the several Underwriters.	-7-

Schedule B

BofA Securities, Inc.

One Bryant Park

New York, NY 10036

United States of America

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

United States of America

Deutsche Bank Securities Inc.

1 Columbus Circle

New York, NY 10019

United States of America

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

United States of America

MUFG Securities Americas Inc.

1221 Avenue of the Americas, 6th Floor

New York, NY 10020

United States of America

Exhibit B

Form of Clifford Chance LLP, Belgium Opinion

DRAFT

CLIFFORD CHANCE OPINION LETTER

(BELGIAN LAW)

NOTES ISSUED BY ANHEUSER-BUSCH INBEV WORLDWIDE INC.

Our ref: 70-41067768

Direct Dial: +32 2 533 5987

E-mail: lounia.czupper@cliffordchance.com

[•] March 2024

To:	Deutsche Bank Securities Inc. and the other

Underwriters listed in Schedule 5 hereto

(the “Underwriters”)

The Bank of New York Mellon

Trust Company N.A.

500 Ross Street, 12th Floor

Pittsburgh, PA 15262

United States of America

(the “Trustee”)

Notes issued by Anheuser-Busch InBev Worldwide Inc. (the “Issuer”).

We have acted as Belgian legal advisers to Anheuser-Busch InBev SA/NV in connection with the issuance of the Notes (as defined below) by the Issuer, guaranteed by certain affiliates of the Issuer, among which the Belgian Guarantors (as defined below) (the “Transaction”).

1.	INTRODUCTION

1.1	Documents

The opinions given in this Opinion Letter relate to the following documents entered into in connection with the Transaction (the “Documents”):

1.1.1	a copy of the preliminary prospectus supplement dated [•] 2024 as filed with the U.S. Securities and Exchange Commission (the “Preliminary Prospectus Supplement”);

1.1.2	a copy of the final prospectus supplement dated [•] 2024 as filed with the U.S. Securities and Exchange Commission (the “Prospectus Supplement”);

1.1.3

a base indenture dated 4 April 2018, between, among others, the Issuer, Anheuser-Busch InBev SA/NV as parent guarantor, Cobrew NV as subsidiary guarantor and The Bank of New York Mellon Trust Company, N.A. as trustee (the “Base Indenture”);

CLIFFORD CHANCE LLP

1.1.4

a seventeenth supplemental indenture dated [•] 2024 and entered into between, among others, the Issuer, Anheuser-Busch InBev SA/NV as parent guarantor, Cobrew NV as subsidiary guarantor and The Bank of New York Mellon Trust Company, N.A. as trustee (the “Seventeenth Supplemental Indenture”);

1.1.5	guarantees dated [•] 2024 and granted by each Belgian Guarantor in respect of the Notes (the “Guarantees”); and

1.1.6

a pricing agreement dated [•] 2024 and entered into between, among others, the Issuer, Anheuser-Busch InBev SA/NV as parent guarantor, Cobrew NV as subsidiary guarantor and the Underwriters, together with the schedules and exhibits thereto (the “Pricing Agreement”).

The Documents listed in paragraphs 1.1.3 to 1.1.6 are referred to as the Opinion Documents.

1.2	Defined terms

In this Opinion Letter:

1.2.1	“Belgian Guarantors” means each of the companies specified in Schedule 1 (Belgian Guarantors);

1.2.2	“Indenture” means each of the Base Indenture and the Seventeenth Supplemental Indenture;

1.2.3	“Notes” means the [•] [•] per cent. notes due [•] issued by the Issuer;

1.2.4	terms defined or given a particular construction in the Opinion Documents have the same meaning in this Opinion Letter unless a contrary indication appears; and

1.2.5	headings in this Opinion Letter are for ease of reference only and shall not affect its interpretation.

CLIFFORD CHANCE LLP

1.3	Legal review

For the purpose of issuing this Opinion Letter we have reviewed only the documents and completed only the searches and enquiries referred to in Schedule 2 (Documents and Enquiries) to this Opinion Letter. Any references to such documents in this Opinion Letter are to those documents as originally executed.

1.4	Applicable law

This Opinion Letter and the opinions given in it are governed by Belgian law and relate only to Belgian law as applied by the Belgian courts as at today’s date. All non-contractual obligations and any other matters arising out of or in connection with this Opinion Letter are governed by Belgian law. We express no opinion in this Opinion Letter on the laws of any other jurisdiction.

1.5	Taxation

We express no opinion on any taxation matter, and none is implied or may be inferred, save as expressly specified in paragraph 2.6 (Registration, stamp and other documentary duties) and paragraph 2.11 (Withholding Taxes) below in relation to the questions of whether payments made by a Belgian Guarantor will be subject to a deduction on account of Belgian income tax and whether Belgian registration, stamp and other documentary duties will be payable on execution of the Opinion Documents and in relation to the tax disclosure in the Preliminary Prospectus Supplement and the Prospectus Supplement.

1.6	Assumptions and reservations

The opinions given in this Opinion Letter are given on the basis of our understanding of the terms of the Opinion Documents and the assumptions set out in Schedule 3 (Assumptions) and are subject to the reservations set out in Schedule 4 (Reservations) to this Opinion Letter. The opinions given in this Opinion Letter are strictly limited to the matters stated in paragraph 2 (Opinions) and do not extend to any other matters.

CLIFFORD CHANCE LLP

2.	OPINIONS

We are of the opinion that:

2.1	Corporate existence

2.1.1

Each Belgian Guarantor is a naamloze vennootschap / société anonyme duly incorporated in Belgium and validly existing under Belgian law and has the capacity and power to enter into each of the Opinion Documents to which it is a party and to exercise its rights and perform its obligations under those Opinion Documents. Any grounds of nullity or liquidation of a Belgian Guarantor that might exist would operate without retrospective effect.

2.1.2

All corporate action required to authorise the execution by each Belgian Guarantor of each of the Opinion Documents to which it is a party and the exercise by it of its rights and the performance by it of its obligations under those Opinion Documents has been duly taken.

2.2	Due execution

2.2.1

[Each Opinion Document to which a Belgian Guarantor is a party (other than, in respect of Cobrew NV, the Base Indenture) has been duly executed on its behalf by Ms. Ann Randon and Mr. Jan Vandermeersch.

2.2.2	The Base Indenture has been duly executed on behalf of Cobrew NV by Ms. Christine Delhaye and Mr. Jan Vandermeersch.]

2.3	Conflict

Neither the execution nor the delivery of any Opinion Document by the Belgian Guarantors nor the performance of the obligations of the Belgian Guarantors under the Opinion Documents conflict with or will conflict with:

2.3.1	any present law or regulation having the force of law in Belgium and applying generally to Belgian companies; or

2.3.2	any term of the statutes of the Belgian Guarantors.

CLIFFORD CHANCE LLP

2.4	Legal, valid, binding and enforceable obligations

In any proceedings taken in Belgium for the enforcement of any of the Opinion Documents, the obligations expressed to be assumed by each of the Belgian Guarantors in the Opinion Documents to which it is a party would be recognised by the courts of Belgium as its legal, valid and binding obligations and would be enforceable in the courts of Belgium.

2.5	Further acts

Under Belgian law it is not necessary that the Opinion Documents be filed, recorded, registered or enrolled with any court or other governmental or regulatory authority, or that any consent, authorisation, license or approval be obtained from any such governmental or regulatory authority, or that any other acts, conditions or things be done, fulfilled or performed in order to ensure the legality, enforceability, validity or admissibility in evidence of the Opinion Documents or to enable any of the Belgian Guarantors lawfully to enter into, exercise its rights or perform its obligations under the Opinion Documents to which it is a party or for the Issuer to proceed with the issue of the Notes.

2.6	Registration, stamp and other documentary duties

2.6.1	No Belgian documentary duties, stamp duties, registration duties or other documentary taxes are payable upon or in connection with the Opinion Documents or their execution and delivery.

2.6.2

No Holder shall become liable for any Belgian documentary duties, stamp duties, registration duties or other documentary taxes merely by reason of the acquisition, ownership or disposal by it of any Notes.

2.7	Tax disclosure

Subject to the qualification that the statements under the heading “Taxation / Belgian Taxation” in the Preliminary Prospectus Supplement and the Prospectus Supplement are a summary and do not deal with all possible circumstances, those statements are true and correct in all material respects.

CLIFFORD CHANCE LLP

2.8	Governing law

2.8.1

In any proceedings taken in Belgium for the enforcement of the contractual obligations of the Belgian Guarantors under any Opinion Document, the courts of Belgium would give effect to the choice of New York law as the governing law of each of the Opinion Documents, subject to, and in accordance with, the provisions of Regulation (EC) No 593/2008 of 17 June 2008 on the law applicable to contractual obligations.

2.8.2

In any proceedings taken in Belgium for the enforcement of any non-contractual obligations of the Belgian Guarantors arising from or in connection with any Opinion Document, the Belgian courts would give effect to the parties’ agreement to submit to New York law any non-contractual obligations arising from or in connection with the Opinion Documents, subject to, and in accordance with, Regulation (EC) No 864/2007 of 11 July 2007 on the law applicable to non-contractual obligations (the “Rome II Regulation”) provided that the non-contractual obligation is within the scope of the Rome II Regulation, the provision of the Opinion Document setting out the choice was freely negotiated and all the parties to the Opinion Documents are pursuing a commercial activity.

2.9	Submission to jurisdiction

The submission to the jurisdiction of any New York State court or United States federal court sitting in the Borough of Manhattan in the City of New York by any Belgian Guarantor in the Indenture, and to the jurisdiction of any state or federal court in the City, County and State of New York by any Belgian Guarantor in the Pricing Agreement, would be recognised by the Belgian courts subject to, and in accordance with, the provisions of Regulation (EU) No 1215/2012 of 12 December 2012 on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters (the “Brussels I Regulation (Recast)”).

2.10	Enforcement of foreign judgment

A judgment obtained in any New York State court or United States federal court sitting in the Borough of Manhattan in the City of New York in connection with the Indenture, or in any state or federal court in the City, County and State of New York in connection with the Pricing Agreement, would be recognised and enforced by the courts of Belgium without review on the merits subject to the conditions specified in Articles 22 to 25 of the Code of International Private Law.

CLIFFORD CHANCE LLP

2.11	Withholding Taxes

All payments by any Belgian Guarantor under the Opinion Documents in its capacity as a Guarantor may be made without deduction on account of any taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Belgium or any political sub-division thereof or any authority thereof or therein, provided that (a) such payments are not made through any intermediary in Belgium, (b) such payments are made through a regulated intermediary in Belgium to a non-resident that does not allocate the payment to a permanent establishment in Belgium, subject to the submission of an appropriate tax affidavit, (c) the recipient of such payments is a resident corporate entity or a Belgian permanent establishment of a non-resident corporate entity, subject to the submission of an appropriate tax affidavit, or (d) certain other conditions are satisfied.

2.12	Licensed to carry on business

2.12.1

It is not necessary under Belgian law in order to enable any Underwriter or the Trustee to enforce its rights under the Opinion Documents to which it is a party, or by reason only of the execution and delivery of these Opinion Documents or the performance by it of its obligations thereunder, that it should be licensed, authorised or otherwise entitled to carry on business in Belgium.

2.12.2

Neither the Trustee nor any of the Underwriters will be deemed to be resident, domiciled or carrying on business in Belgium by reason merely of its execution, performance and/or enforcement of the Opinion Documents to which it is a party.

2.13	Immunity

In any proceedings taken in Belgium in relation to the Opinion Documents no Belgian Guarantor will be entitled to claim immunity from suit or enforcement.

CLIFFORD CHANCE LLP

2.14	Enforcement

Each Opinion Document, if submitted in original, is in acceptable legal form to be admissible in evidence and for the enforcement thereof in the courts of Belgium.

3.	ADDRESSEES AND PURPOSE

This Opinion Letter is provided in connection with the Transaction and is addressed to and is solely for the benefit of the Underwriters and the Trustee. It may not, without our prior written consent, be relied upon for any other purpose or be disclosed to or relied upon by any other person save that it may be disclosed without such consent to:

(a)	any person to whom disclosure is required to be made (i) by applicable law or court order or (ii) pursuant to the rules or regulations of any supervisory or regulatory body;

(b)	any person in connection with any actual or potential judicial proceedings relating to the Transaction to which any addressee of this Opinion Letter is a party;

(c)	the officers, employees, auditors and professional advisers of any addressee;

on the basis that (i) such disclosure is made solely to enable any such person to be informed that an opinion has been given and to be made aware of its terms but not for the purposes of reliance, and (ii) we do not assume any duty or liability to any person to whom such disclosure is made and in preparing this opinion we only had regard to the interests of our client(s).

CLIFFORD CHANCE LLP

SCHEDULE 1

BELGIAN GUARANTORS

ANHEUSER-BUSCH INBEV SA/NV, with its registered office at Grote Markt 1 Grand Place, 1000 Brussels, enterprise number 0417.497.106, RPM/RPR Brussels.

COBREW NV, with its registered office at Brouwerijplein 1, 3000 Leuven, enterprise number 0428.975.372, RPM/RPR Leuven.

CLIFFORD CHANCE LLP

SCHEDULE 2

DOCUMENTS AND ENQUIRIES

1.	DOCUMENTS

We have reviewed only the following documents for the purposes of this Opinion Letter.

(a)	The Opinion Documents in the forms set out below:

(i)	a PDF copy of each executed Indenture;

(ii)	a PDF copy of the executed Pricing Agreement; and

(iii)	a PDF copy of each executed Guarantee;

(b)	a copy of the Preliminary Prospectus Supplement;

(c)	a copy of the Prospectus Supplement;

(d)	a copy of a Registration Statement, including the base prospectus (the “Base Prospectus”), on Form F-3 dated 13 March 2024 filed with the U.S. Securities and Exchange Commission on 13 March 2024;

(e)

a copy of the Underwriting Agreement Standard Provisions for debt securities from, among others, the Issuer and the Belgian Guarantors to the Representatives of the Several Underwriters as attached to the Pricing Agreement;

(f)	a copy of the publication by way of extracts in the Annexes au Moniteur belge / Bijlagen tot het Belgisch Staatsblad dated 8 March 2016 of the deed of incorporation of Anheuser-Busch InBev SA/NV;

(g)	a copy of the coordinated statutes of Anheuser-Busch InBev SA/NV as at [2 January] 2024 and of Cobrew NV as at [27 October 2023];

(h)	an extract from the minutes of the board of directors of Anheuser-Busch InBev SA/NV (including certain powers of attorney) held on 15 March 2018 and 12 March 2024;

CLIFFORD CHANCE LLP

(i)	a copy of unanimous written resolutions (including certain powers of attorney) of the board of directors of Cobrew NV taken on 15 March 2018 and 7 March 2024;

(j)	a copy of an authorisation dated [•] 2024 by [•] (including certain powers of attorney) in respect of the Transaction on behalf of Anheuser-Busch InBev SA/NV (the “Authorisation”).

2.	SEARCHES AND ENQUIRIES

We have undertaken only the following searches and enquiries, and obtained only the following documents, in Belgium for the purposes of this Opinion Letter.

(a)	An online search of the Annexes au Moniteur belge / Bijlagen tot het Belgisch Staatsblad was conducted in respect of each Belgian Guarantor on [•] 2024. The website was current up to [•] 2024.

(b)	An online search of the Moniteur belge / Belgisch Staatsblad was conducted in respect of each Belgian Guarantor on [•] 2024. The website was current up to issue No. [•] dated [•] 2024.

(c)	An online search of the Central Solvency Register (Registre Central de la Solvabilité / Centraal Register Solvabiliteit) was conducted in respect of each Belgian Guarantor on [•] 2024.

CLIFFORD CHANCE LLP

SCHEDULE 3

ASSUMPTIONS

The opinions in this Opinion Letter have been made on the following assumptions.

1.	ORIGINAL AND GENUINE DOCUMENTATION

(a)

All signatures (including electronic signatures) are genuine, all original documents are authentic and all copy documents supplied to us as photocopies or in portable document format (PDF) or other electronic form are genuine, accurate, complete and conform to the originals.

(b)	The person whose name and signature appears in the signature block of any executed Opinion Document is the person who signed such Opinion Document.

(c)	The Authorisation referred to in Schedule 2 (Documents and Enquiries) is correct in all respects.

2.	OBLIGATIONS OF THE PARTIES OTHER THAN THE BELGIAN GUARANTORS

(a)

Each party to the Opinion Documents other than the Belgian Guarantors (the “Other Parties”) has the capacity, power and authority to enter into and to exercise its rights and to perform its obligations under the Opinion Documents to which it is a party.

(b)	Each Other Party has duly authorised and executed the Opinion Documents to which it is a party.

3.	DOCUMENTS NOT GOVERNED BY BELGIAN LAW

(a)	The obligations expressed to be assumed by the parties to the Opinion Documents constitute their legal, valid, binding and enforceable obligations under New York law.

(b)

The submission to the jurisdiction of any New York State court or United States federal court sitting in the Borough of Manhattan in the City of New York by any Belgian Guarantor in the Indenture, and to the jurisdiction of any state or federal court in the City, County and State of New York by any Belgian Guarantor in the Pricing Agreement, is legal, valid and binding under New York law.

CLIFFORD CHANCE LLP

(c)	The choice of New York law to govern each Opinion Document is a valid choice under New York law.

(d)	The choice of New York law to govern any non-contractual obligations arising from or in connection with each Opinion Document is a valid choice under New York law.

4.	CORPORATE AUTHORITY OF THE BELGIAN GUARANTORS

(a)

The resolutions of the board of directors of Anheuser-Busch InBev SA/NV set out in the extract from the minutes referred to in Schedule 2 (Documents and Enquiries) were duly passed at a properly convened and quorate meeting of duly appointed directors of the relevant Belgian Guarantor, have not been amended or rescinded and are in full force and effect; the directors of who attended and voted at the said meeting have complied with all applicable provisions of article 7:96 or 7:97, as applicable, of the Belgian Code of Companies and Associations dealing with conflicts of interests of directors.

(b)

The written resolutions of the board of directors of Cobrew NV referred to in Schedule 2 (Documents and Enquiries) were approved by all directors of the relevant Belgian Guarantor, have not been amended or rescinded and are in full force and effect; the directors of Cobrew NV have complied with all applicable provisions of article 7:96 or 7:97, as applicable, of the Belgian Code of Companies and Associations dealing with conflicts of interests of directors.

(c)	The Authorisation has not been amended or rescinded and is in full force and effect.

(d)

None of the Belgian Guarantors has resolved to enter into liquidation, filed an application for bankruptcy, filed an application for or been subject to proceedings for judicial reorganisation or transfer under judicial authority, or been adjudicated bankrupt or annulled as a legal entity (our searches referred to in Schedule 2 (Documents and Enquiries) did not reveal anything to the contrary).

CLIFFORD CHANCE LLP

(e)

The board of directors of each Belgian Guarantor has satisfied itself that its entry into the Opinion Documents to which it is a party would be of benefit to it and that the burdens resulting therefrom would not be disproportionate to those benefits, and the conclusions of the board in this respect are not unreasonable.

(f)

None of the Underwriters is a “related party” to the Belgian Guarantors (within the meaning of the international accounting standards adopted pursuant to Regulation 1606/2002 on the application of international accounting standards)

(g)

The entry by each Belgian Guarantor into any of the Opinion Documents to which it is a party is not an abnormal transaction entered into by it in the knowledge that so doing would prejudice its creditors.

5.	SEARCHES AND ENQUIRIES

There have been no amendments to the statutes of any Belgian Guarantor since the coordinated statutes referred to in Schedule 2 (Documents and Enquiries) and the powers referred to in the same Schedule 2 have not expired or been terminated (our searches referred to in that Schedule did not reveal anything to the contrary).

However, it is our experience that the searches and enquiries referred to in paragraph 2 of Schedule 2 (Documents and enquiries) may be unreliable. In particular, in the case of the searches and enquiries referred to in paragraphs 2(a), (b) and (c) of such Schedule, they are not conclusively capable of disclosing whether or not public insolvency proceedings have been commenced in Belgium, nor do they indicate whether or not non-public insolvency proceedings have been commenced in Belgium or insolvency proceedings have begun elsewhere.

6.	OTHER MATTERS

(a)	The Issuer has not and will not have its statutory seat, its principal place of business, its centre of management or administration or a permanent establishment in Belgium.

(b)

Neither the Issuer, nor the Belgian Guarantors or their Subsidiaries carries out activities related to the manufacturing, use, repair, exhibition for sale, sale, import, export, stockpiling or transport of cluster bombs, submunitions, inert munitions or armour plating containing depleted or industrial uranium, or anti-personnel mines.

CLIFFORD CHANCE LLP

7.	OTHER DOCUMENTS

Save for those listed in Schedule 2 (Documents and Enquiries), there is no other agreement, instrument or other arrangement between any of the parties to the Opinion Documents which modifies or supersedes the Opinion Documents.

8.	OTHER LAWS

All acts, conditions or things required to be fulfilled, performed or effected in connection with the Opinion Documents under the laws of any jurisdiction other than Belgium have been duly fulfilled, performed and effected.

CLIFFORD CHANCE LLP

SCHEDULE 4

RESERVATIONS

The opinions in this Opinion Letter are subject to the following reservations.

1.	LIMITATIONS ARISING FROM INSOLVENCY LAW

The enforceability of the Opinion Documents is subject to the provisions of any applicable bankruptcy, insolvency, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally including statutes of limitation; in particular it is to be noted that:

(a)

any provision in the Opinion Documents providing for an event of default, an acceleration or another early termination of the Opinion Documents by reason of a party being subject judicial reorganisation or transfer under judicial authority proceedings may not be enforceable;

(b)

if any Belgian Guarantor is declared bankrupt and if the date of the Guarantee to which it is a party is within the pre-bankruptcy suspect period (the so-called “suspect period” may have a duration of up to six months before the declaration of bankruptcy, or more if the bankrupt entity was already in liquidation, whether formally or as a matter of fact), then there is a risk that its obligations as a Guarantor may be set aside on the grounds that they were assumed without adequate consideration;

(c)

the restrictions on the enforcement of its rights against other Guarantors and the Issuers imposed on each Belgian Guarantor pursuant to the Guarantee to which it is a party may cease to be effective upon the bankruptcy of the relevant Belgian Guarantor;

(d)	any power of attorney or other mandate would lapse on the bankruptcy of the party that granted it, and may lapse on an application for judicial reorganisation or transfer under judicial authority;

(e)	penalties and liquidated damages may be suspended upon the opening of judicial reorganisation or transfer under judicial authority proceedings and may not be enforceable in a judicial reorganisation;

CLIFFORD CHANCE LLP

(f)	termination clauses may be subject to a mandatory 15 day grace period in a judicial reorganisation or transfer under judicial authority proceedings; and

(g)	a party subject to judicial reorganisation may in certain circumstances opt not to perform current contracts, without prejudice however to damages resulting from that non performance.

2.	ENFORCEABILITY OF CLAIMS

(a)

In this Opinion Letter “enforceable” means that an obligation is of a type which the Belgian courts may enforce. It does not mean that those obligations will be enforced in all circumstances in accordance with the terms of the Opinion Documents. In particular:

(i)	periods of grace for the performance of its obligations may be granted by the courts to a debtor who has acted in good faith;

(ii)	rights may not be exercised in an abusive manner, and a party may be denied the right to invoke a contractual right if so doing would be abusive;

(iii)

where any party is vested with a discretion or may determine a matter in its opinion, Belgian law may require such discretion to be exercised reasonably or such opinion to be based on reasonable grounds;

(iv)

a party to a contract may be able to avoid its obligations under that contract (and may have other remedies) where it has been induced to enter into that contract by coercion, abuse of circumstances or misrepresentation and the Belgian courts will generally not enforce an obligation if there has been fraud; and

(v)	any certificate, determination, calculation or other matter stated to be conclusive and/or binding by one party may nevertheless be subject to court review.

(b)

No opinion is given on any issue which may arise out of, or relate to, the giving of financial assistance pursuant to the Belgian Code of Companies and Associations, nor the consequences thereof on the enforceability of any Guarantee.

CLIFFORD CHANCE LLP

3.	GOVERNING LAW

(a)	The Belgian courts may refuse to apply a provision of New York law if application of that provision of New York law would be manifestly incompatible with Belgian public policy.

(b)	The parties’ choice of New York law as the governing law of the Opinion Documents does not restrict the Belgian courts from applying the overriding mandatory provisions of Belgian law.

(c)

The Belgian courts may apply Belgian law despite the choice of New York law as the governing law of the Opinion Documents if it appears clearly impossible, in the course of the legal proceedings, to determine the substantive rules of the chosen law.

(d)

Where all other elements relevant to the situation at the time that the Opinion Documents were entered into are located in a jurisdiction other than the State of New York, the choice of New York law as the governing law of the Opinion Documents shall not prejudice the application by the Belgian courts of the provisions of the law of that other jurisdiction which cannot be derogated from by agreement.

(e)

Where all other elements relevant to the situation at the time that the Opinion Documents were entered into are located in one or more Member States of the European Union, the parties’ choice of New York law as the governing law of the Opinion Documents does not prejudice the application by the Belgian courts of provisions of the law of the European Union, where appropriate as implemented in Belgium, which cannot be derogated from by agreement.

(f)

The parties’ choice of New York law as the governing law of any non-contractual obligations of the Belgian Guarantors arising from or in connection with the Opinion Documents does not restrict the Belgian courts from applying provisions of Belgian law that are mandatory irrespective of the law otherwise applicable to the non-contractual obligation.

(g)

Where all the elements relevant to the situation at the time the event giving rise to the damage occurs are located in a country other than the State of New York, the parties’ choice of New York law as the governing law of any non-contractual obligations arising from or in connection with the Opinion Documents will not prejudice the application of provisions of the law of that other country which cannot be derogated from by agreement.

CLIFFORD CHANCE LLP

(h)

Where all the elements relevant to the situation at the time the event giving rise to the damage occurs are located in one or more Member States of the European Union, the parties’ choice of New York law as the governing law of any non-contractual obligations arising from or in connection with the Opinion Documents will not prejudice the application by the Belgian courts of provisions of the law of the European Union, where appropriate as implemented in Belgium, which cannot be derogated from by agreement.

4.	JURISDICTION

(a)

Notwithstanding the provisions of the Indenture providing that any New York State court or United States federal court sitting in the Borough of Manhattan in the City of New York or the provisions of the Pricing Agreement providing that any state or federal court in the City, County and State of New York has jurisdiction in respect of claims brought by any Belgian Guarantor, the parties to the Opinion Documents may apply to Belgian courts for such provisional or protective measures as may be available (such as provisional attachments on assets located in Belgium, or summary proceedings to obtain an order for payment).

(b)

The courts of Belgium may refuse to give effect to the choice of jurisdiction referred to in paragraph 2.9 (Submission to jurisdiction) of this Opinion Letter if they expect that a foreign judgment rendered pursuant thereto will not be capable of recognition or enforcement in Belgium (as to which please refer to paragraph 2.10 (Enforcement of foreign judgment) of this Opinion Letter).

(c)

The courts of Belgium may accept jurisdiction despite the choice of jurisdiction referred to in paragraph 2.9 (Submission to jurisdiction) of this Opinion Letter if they are already seized with a closely connected matter, or if the dispute is closely connected with Belgium and litigation abroad appears impossible or unreasonable.

CLIFFORD CHANCE LLP

(d)

If any proceedings are brought in the Belgian courts by any Belgian Guarantor or any other party to the Opinion Documents, the defendant is domiciled in a Member State of the European Union and the Belgian courts are competent on the basis of any of the grounds of jurisdiction set forth in the Brussels I Regulation (Recast), then there may be an argument that the Belgian courts must accept jurisdiction, notwithstanding the provisions of the Opinion Documents providing that the courts designated therein have jurisdiction in respect of claims brought by any Belgian Guaranor or that other party, subject to Articles 33 and 34 of the Brussels I Regulation (Recast) relating to lis pendens and related actions.

5.	ENFORCEMENT OF FOREIGN JUDGMENT

The Belgian courts may not recognise or enforce a judgment given by any New York State court or United States federal court sitting in the Borough of Manhattan in the City of New York or any state or federal court in the City, County and State of New York if to do so would breach the conditions specified in Articles 22 to 25 of the Code of International Private Law, which mainly require that the recognition or enforcement of the foreign judgment should not be a manifest violation of public policy, that the foreign courts must have respected the rights of the defence, that the foreign judgment should be final, and that the assumption of jurisdiction by the foreign court may not have breached certain principles of Belgian law.

6.	APPLICATION OF FOREIGN LAW

If any obligation under the Opinion Documents is or is to be performed in a jurisdiction outside Belgium, it may not be enforceable in the Belgian courts to the extent that performance would be illegal or contrary to public policy under the laws of the other jurisdiction. Further, the Belgian courts may give effect to any overriding provisions of the law of the place of performance insofar as they render the performance unlawful, or otherwise take into account the law of the place of performance in relation to the manner of performance and the steps to be taken in the event of defective performance.

7.	TAXATION

(a)

It should be noted that, in relation to payments by any Belgian Guarantor in its capacity as Guarantor, the opinion expressed in paragraph 2.11 (Withholding Taxes) of this Opinion Letter as to the absence of withholding tax is derived from an administrative guideline and a court case issued in a slightly different context, rather than from a clear rule of law specifically applicable to such a situation; we believe, however, that one can rely on the application of this administrative guideline and court case with a reasonable degree of confidence.

CLIFFORD CHANCE LLP

(b)	Certain secondary market trades in securities conducted through an intermediary are subject to fiscal duties.

(c)

The obtaining of a judgment in Belgium or the declaration of enforceability of a foreign judgment by the courts of Belgium may give rise to a registration duty at the rate of 3% of the amount of the judgment or, when the enforcement of a foreign judgement is sought in Belgium pursuant to and in accordance with the Brussels I Regulation (Recast) and no prior declaration of enforceability is required, the Belgian ordinary registration duties will be due if the judgement is voluntarily presented for registration in Belgium.

8.	INDEMNITIES

(a)	Provisions for the recovery of legal fees incurred by a party may not be enforceable beyond a maximum amount set by royal decree.

(b)	Indemnification provisions in respect of fines or other criminal or administrative penalties may not be enforceable.

9.	MISCELLANEOUS MATTERS

(a)	Any term in the Opinion Documents which constitutes, or purports to constitute, a restriction on the choice of auditor of a Belgian Guarantor may have no effect.

(b)

The opinions expressed in this Opinion Letter are subject to the effects of any European Union or other sanctions or other similar measures implemented or effective in Belgium with respect to any person to which any such sanctions or other similar measures apply or which is otherwise the target of any such sanctions or other similar measures.

CLIFFORD CHANCE LLP

(c)

An electronic signature which constitutes a qualified electronic signature under the eIDAS Regulation has an equivalent effect to a handwritten signature and is, except in limited cases, valid for the execution of an agreement under private seal (acte sous seing privé / onderhandse akte). An electronic signature which is not a qualified electronic signature will not be equivalent to a handwritten signature but will, in case of a dispute as to its effects, not be dismissed in court merely on the ground that it is an electronic signature and the court will have a discretionary power to decide whether or not such electronic signature evidences the consent by the purported signatory to the relevant document, such question being a question of fact. We express no opinion as to the legal characterisation of any specific signature in electronic form.

(d)

The provisions of a Guarantee whereby the relevant Belgian Guarantor agrees to subordinate certain intra-group claims, and in certain circumstances to refrain from exercising subrogation rights, taking enforcement steps or demanding payment in respect of these intra-group claims will be recognised as constituting legal, valid and binding obligations as between the parties. There are doubts, however, as to whether these provisions will be effective against a liquidator in the insolvency of such Belgian Guarantor or against other third-party creditors of such Belgian Guarantor.

(e)

Enforcement action by a party established in Belgium may not be admissible before the courts if that party is not properly registered with the trade registry (Banque-Carrefour des entreprises / Kruispuntbank van Ondernemingen).

(f)	The delivery of securities in bearer form will not be allowed in Belgium.

(g)	The Notes may not be distributed in Belgium by way of an offer of securities to the public.

(h)

If an attorney has a conflict of interest with the interests of its principal when taking a legal action on behalf of the principal, such legal action may be null and void. An upfront ratification by a principal of actions that will be taken by its attorney on behalf of the principal, may not be enforceable.

(i)	The courts may demand that documents submitted in evidence be submitted in original, and be translated into the language of the proceedings (ie French or Dutch).

CLIFFORD CHANCE LLP

SCHEDULE 5

THE UNDERWRITERS

[•]

Exhibit C

Form of Clifford Chance, Luxembourg Opinion

CLIFFORD CHANCE

SOCIETE EN COMMANDITE SIMPLE,

INSCRITE AU BARREAU DE LUXEMBOURG

10 BOULEVARD G.D. CHARLOTTE

B.P. 1147

L-1011 LUXEMBOURG

GRAND-DUCHÉ DE LUXEMBOURG

TEL +352 48 50 50 1

FAX +352 48 13 85

www.cliffordchance.com

DRAFT

CLIFFORD CHANCE OPINION LETTER

(LUXEMBOURG LAW) ISSUED IN CONNECTION

WITH THE

NEW USD [•],000,000 [•]% NOTES DUE [•], ISSUED

BY ANHEUSER-BUSCH INBEV WORLDWIDE INC.

– i –

Our reference: 70-41067768 / MM/MGU/AGE

Marc.Mehlen@cliffordchance.com

[21] March 2024

To:

[[•]

[•]

[Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

United States of America]

[Deutsche Bank AG, London Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB

United Kingdom]

[•]

and

[•]][1]

all as underwriters in respect of the Notes (as defined below) (the “Underwriters”), and

The Bank of New York Mellon Trust Company, N.A. as Trustee under the Base Indenture (as defined below),

collectively, the “Addressees”

New USD [•],000,000 [•]% notes due [•] (the “Notes”) issued by Anheuser-Busch InBev Worldwide Inc. (the “Company”) on the date hereof.

We have acted as Luxembourg legal advisers of Anheuser-Busch InBev SA/NV (“ABI”) and the Luxembourg Obligors in connection with the issuance by the Company of the Notes (the “Transaction”).

1.	INTRODUCTION

1.1	Transaction Documents

The opinions given in this opinion letter (the “Opinion Letter”) relate to the following documents entered into in connection with the Transaction (the “Transaction Documents”):

1.1.1.

A New York law governed base indenture dated 4 April 2018 and entered into between, amongst others, the Company as issuer, ABI as parent guarantor, each Luxembourg Obligor as subsidiary guarantor and The Bank of New York Mellon Trust Company, N.A. as trustee (the “Trustee”) (the “Base Indenture”).

1.1.2.

A seventeenth New York law governed supplemental indenture dated [21] March 2024 and entered into between, among others, the Company as issuer, ABI as parent guarantor, each Luxembourg Obligor as subsidiary guarantor and the Trustee, with respect to the Notes, in relation to the Base Indenture (the “Supplemental Indenture”).

1.1.3.

The New York law governed guarantees dated [21] March 2024 relating to, and endorsed to the Notes and entered into by each Luxembourg Obligor as subsidiary guarantor and ABI as parent guarantor (the “Guarantees”).

1.1.4.

The New York law governed pricing agreement relating to the Notes, dated [19] March 2024 and entered into between, among others, the Company, ABI, each Luxembourg Obligor as Subsidiary Guarantor and [[•], Deutsche Bank Securities Inc., Deutsche Bank AG, London Branch and [•]] as representatives of the several underwriters (as listed therein) (the “Pricing Agreement”).

We have further reviewed a preliminary prospectus supplement dated [19] March 2024 and a final prospectus supplement dated [19] March 2024, relating to the Notes filed with the SEC (the “Prospectus Supplements”).

1.2	Defined terms and interpretation

Terms defined in the Transaction Documents shall have the same meaning in this Opinion Letter, unless otherwise defined herein (and in particular in paragraph 1.1 (Transaction Documents) and in Schedule 1 (Definitions)).

Headings in this Opinion Letter are for ease of reference only and shall not affect its interpretation.

In this Opinion Letter, Luxembourg legal concepts are expressed in English terms and not in their original French terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. This Opinion Letter may therefore only be relied upon under the express condition that any issues of interpretation arising thereunder will be governed by Luxembourg law.

1.3	Legal review

We have not reviewed any documents other than the Transaction Documents and the Corporate Documents, and this Opinion Letter does not purport to address any legal issues that arise in relation to such other documents that may be or come into force between the Parties, even if there is a reference to any such documents in the Transaction Documents or the Corporate Documents or on the impact such documents may have on the opinions expressed in this Opinion Letter.

1.4	Applicable law

The opinions given in this Opinion Letter are confined to and given on the basis of Luxembourg law as currently applied by the Luxembourg courts as evidenced in published case-law. We have made no independent investigation of any other laws for the purpose of this Opinion Letter and do not express or imply any opinion in relation to any such laws. In particular, as Luxembourg qualified lawyers we are not qualified nor in a position to assess the meaning and consequences of the terms of the Transaction Documents under the relevant foreign governing or applicable law and we have made no investigation into such laws as a basis for the opinions expressed hereafter and do not express or imply any opinion thereon, including in relation to any implied terms, statutory provisions referred to therein or any other consequences arising from the entry into or performance under such Transaction Documents under such laws. Accordingly, our review of the Transaction Documents has been limited to the terms of such documents as they appear on the face thereof without reference to their respective governing laws or any other applicable law (other than Luxembourg law).

The opinions given in this Opinion Letter are given on the basis that it is governed by and construed in accordance with the laws of Luxembourg and will be subject to the jurisdiction of the courts of Luxembourg.

1.5	Assumptions and reservations

The opinions given in this Opinion Letter are given on the assumptions set out in Schedule 3 (Assumptions) and are subject to the reservations set out in Schedule 5 (Reservations). The opinions given in this Opinion Letter are strictly limited to the matters stated in paragraph 2 (Opinions) and do not extend to any other matters.

2.	OPINIONS

We are of the opinion that:

2.1	Corporate existence

2.1.1	Brandbev is a company incorporated and existing in Luxembourg as a société à responsabilité limitée.

2.1.2	Brandbrew is a company incorporated and existing in Luxembourg as a société anonyme.

2.2	Capacity and authorisation

2.2.1

Each Luxembourg Obligor has the capacity and power to enter into each of the Transaction Documents to which it is a party and to exercise its rights and to perform its obligations under those Transaction Documents.

2.2.2	All necessary corporate action has been taken to enable the Luxembourg Obligors validly to enter into and to perform their obligations under the Transaction Documents to which they are a party.

2.3	Due execution

Each of the Luxembourg Obligors has duly executed the Transaction Documents to which it is a party.

2.4	No Conflict

Neither the entry by each Luxembourg Obligor into the Transaction Documents to which it is a party, nor the performance by each Luxembourg Obligor of its obligations under those Transaction Documents constitute a violation of its Constitutional Documents or the provisions of the Law on Commercial Companies applicable to it.

2.5	Legal, valid, binding and enforceable obligations

The obligations expressed to be assumed by the Luxembourg Obligors in the Transaction Documents to which they are a party would, if analysed by a Luxembourg court in proceedings commenced in Luxembourg, be recognised by a Luxembourg court as their legal, valid and binding obligations, enforceable in accordance with their terms.

2.6	Governing law

The choice of the governing law expressed in the Transaction Documents will be recognised and given effect by the courts of Luxembourg (i) where the choice relates to contractual obligations, in accordance with, and subject to the provisions of the Rome I Regulation and (ii) if and to the extent the choice relates to non-contractual obligations in accordance with, and subject to the provisions of the Rome II Regulation and, in each case, in accordance with and subject to, the corresponding Luxembourg procedural and substantive law.

2.7	Jurisdiction

The submission by the Luxembourg Obligors to the jurisdiction of the Relevant Courts contained in the Transaction Documents is valid and binding (upon their terms) and a final judgment obtained in the Relevant Courts on or in respect of the Transaction Documents will be recognised and enforced by the courts of Luxembourg in accordance with general provisions of Luxembourg procedural law for the enforcement of foreign judgments where Regulation 1215/2012, the Lugano Convention or the 2005 Hague Convention do not apply. Pursuant to such rules, a Relevant Judgment would not directly be enforceable in Luxembourg. However, a Party who obtains a Relevant Judgment may initiate enforcement proceedings in Luxembourg (exequatur), by requesting the enforcement of such Relevant Judgment from the District Court (Tribunal d’Arrondissement), pursuant to Section 678 of the Luxembourg New Code of Civil Procedure. The District Court will authorise the enforcement in Luxembourg of the Relevant Judgment without re-examination of the merits, if it is satisfied that the following conditions are met:

(a) the Relevant Judgment is enforceable (exécutoire) in the respective jurisdiction of the Relevant Courts;

(b) the assumption of jurisdiction (compétence) of the Relevant Courts is founded according to Luxembourg private international law rules;

(c) the Relevant Court has acted in accordance with its own procedural rules and has applied to the dispute the substantive law which would have been applied by Luxembourg courts;

(d) the principles of fair trial and due process have been complied with and in particular the judgment was granted following proceedings where the counterparty had the opportunity to appear, and if appeared, to present a defence; and

(e) the Relevant Judgment does not contravene Luxembourg public policy and has not been obtained fraudulently.

2.8	No Further acts

No further acts or conditions are required by Luxembourg law to be done, fulfilled and performed in order (a) to enable the Luxembourg Obligors lawfully to enter into, and perform the obligations expressed to be assumed by them in the Transaction Documents to which they are a party and (b) to make the Transaction Documents admissible in evidence in Luxembourg.

2.9	Registration and stamp duties

It is not necessary that any stamp, registration or similar tax be paid on the Transaction Documents.

2.10	License to carry on business

The Underwriters or the Trustee are not deemed to be resident or domiciled or resident for tax purposes in Luxembourg solely by reason of the execution, performance or enforcement of the Transaction Documents, except that the enforcement of the Transaction Documents may require an election of domicile in case of Luxembourg court proceedings for the purpose thereof.

2.11	Immunity

In any proceedings taken in Luxembourg in relation to the Transaction Documents, the Luxembourg Obligors will not be entitled to claim general immunity from suit or enforcement.

2.12	Luxembourg tax section – Prospectus Supplement

The statements of Luxembourg tax law contained in the section “TAXATION – Luxembourg Taxation” in the Prospectus Supplement are an accurate summary of Luxembourg tax law in respect of the Notes.

3.	NO JUDICIAL OR ADMINISTRATIVE PROCEEDINGS

According to the Negative Certificates, no Decision opening Judicial or Administrative Proceedings against the Luxembourg Obligors has been registered with the RCS on the date stated therein. The Negative Certificates do not indicate whether a Decision has been taken or a Judicial or Administrative Proceeding has been opened. The registration of a Decision must be requested by the legally determined persons at the latest one month after the Decision has been rendered. As a consequence, a delay exists between the moment where the event rendering the registration with the RCS necessary occurs and the actual registration of the Decision in the RCS. It may furthermore not be excluded that no registration has occurred during the legally prescribed period of one month if no request for registration has been made. As a consequence, the Negative Certificates are not conclusive as to the opening and existence or not of Decisions or Judicial or Administrative Proceedings and should not be relied upon as such. The Negative Certificates do, for the avoidance of doubt, not purport to indicate whether or not a petition or order for any of the Judicial or Administrative Proceedings has been presented or made.

4.	SCOPE OF OPINION

We have not been responsible for advising any party to the Transaction other than ABI and the Luxembourg Obligors and the delivery of this Opinion Letter to any person other than ABI and the Luxembourg Obligors does not evidence an existence of any such advisory duty on our behalf to such person.

We express no opinion as to any taxation matters or transfer pricing matters generally or liability to tax which may arise or be suffered as a result of or in connection with the Transaction Documents or the Transaction, other than as mentioned in paragraphs 2.9 (Registration and stamp duties) and 2.12 (Luxembourg tax section – Prospectus Supplement) or on the impact which any tax laws may have on the opinions expressed in this Opinion Letter.

No opinion (except to the extent expressly opined upon herein) is expressed or implied in relation to the accuracy of any representation or warranty given by or concerning any of the parties to the Transaction Documents or whether such parties or any of them have complied with or will comply with any covenant or undertaking given by them or any obligations binding upon them. No opinion is expressed or implied in this Opinion Letter in relation to (i) any notes issued from time to time under the Base Indenture or their respective issuances or (ii) any guarantees issued from time to time under the Base Indenture (other than the Guarantees (as defined in paragraph 1.1.3 hereof), but only to the extent expressly opined upon herein).

Except in as far as the entry by the Luxembourg Obligors into and the performance by each of the Luxembourg Obligors of its obligations under the Transaction Documents is concerned, we express no opinion on any applicable licensing or similar requirements with respect to any specific transactions to be carried out under the Transaction Documents.

We express no opinion on the applicability of or compliance with the Regulation (EU) No. 648/2012 on OTC derivatives, central counterparties and trade repositories (the “EMIR Regulation”), of Regulation (EU) No. 909/2014 on improving securities settlement in the European Union and on central securities depositories (the “CSD Regulation”), of Regulation (EU) No. 2015/2365 on transparency of securities financing transactions and of reuse (“SFTR Regulation”), or any obligations arising for the parties pursuant to each of the EMIR Regulation, the CSD Regulation and the SFTR Regulation, each as amended as well as any delegated acts or implementing regulations.

We express no opinion with respect to any data protection matters relevant to or referred to in the Transaction Documents.

This Opinion Letter does not contain any undertaking to update it or to inform the Addressees of any changes in the laws of Luxembourg or any other laws which would affect the content thereof in any manner.

5.	ADDRESSEES AND PURPOSE

This Opinion Letter is provided in connection with the Transaction and is addressed to and is solely for the benefit of the Addressees.

It may not, without our prior written consent, be relied upon for any other purpose or be disclosed to or relied upon by any other person save that it may be disclosed without such consent to:

(a)	any person to whom disclosure is required to be made (i) by applicable law or court order or (ii) pursuant to the rules or regulations of any supervisory or regulatory body;

(b)	any person in connection with any actual or potential judicial proceedings relating to the Transaction to which any Addressee is a party; and

(c)	the directors, officers, employees, auditors and professional advisers of the Addressees.

on the basis that (i) such disclosure is made solely to enable any such person to be informed that an opinion has been given and to be made aware of its terms but not for the purposes of reliance, and (ii) we do not assume any duty or liability to any person to whom such disclosure is made and in preparing this opinion we only had regard to the interests of our clients.

CLIFFORD CHANCE

Marc Mehlen

Avocat à la Cour

SCHEDULE 1

DEFINITIONS

“2005 Hague Convention” means the Hague Convention of 30 June 2005 on choice of court agreements.

“Authorised Signatories” means, in respect of each Luxembourg Obligor, the persons defined as such under the headings Board Resolutions in paragraph 2 (Corporate Documents) of Schedule 3 (Documents).

“Board Resolutions” means, in respect of each Luxembourg Obligor, the board resolutions listed under the headings Board Resolutions in paragraph 2 (Corporate Documents) of Schedule 3 (Documents).

“Business Preservation Law” means the Luxembourg law dated 7 August 2023 on business preservation and the modernisation of the bankruptcy laws.

“Constitutional Documents” means, in respect of each Luxembourg Obligor, the constitutional documents listed under the heading Constitutional Documents in paragraph 2 (Corporate Documents) of Schedule 3 (Documents).

“Corporate Documents” means the documents listed in paragraph 2 (Corporate Documents) of Schedule 3 (Documents).

“Decision” means any judicial or administrative decision opening Judicial or Administrative Proceedings.

“Directive 2006/43/EC” means Directive 2006/43/EC of the European Parliament and of the Council of 17 May 2006 on statutory audits of annual accounts and consolidated accounts, as amended.

“eIDAS Regulation” means Regulation (EU) No. 910/2014 of the European Parliament and of the Council of 23 July 2014 on electronic identification and trust services for electronic transactions in the internal market.

“Excerpts” means the excerpts listed under the headings Excerpts in paragraph 2 (Corporate Documents) of Schedule 3 (Documents).

“Judicial or Administrative Proceedings” means one of the judicial or administrative proceedings referred to in article 13, items 4 to 11, 16 and 17 of the RCS Law, including in particular, bankruptcy (faillite), judicial reorganisation (réorganisation judiciaire), suspension of payments (sursis de paiement), judicial liquidation (liquidation judiciaire) and administrative dissolution without liquidation (dissolution administrative sans liquidation) proceedings.

“Law on Commercial Companies” means the Luxembourg law dated 10 August 1915 on commercial companies, as amended.

“Lugano Convention” means the Lugano Convention of 30 October 2007 on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters.

“Luxembourg” means the Grand Duchy of Luxembourg.

“Luxembourg Obligors” means each of the companies specified in Error! Reference source not found. (Luxembourg Obligors).

“Negative Certificates” means all of the negative certificates listed under the headings Negative Certificate in paragraph 2 (Corporate Documents) of Schedule 3 (Documents).

“Other Party” means each party to the Transaction Documents other than the Luxembourg Obligors.

“Parties” means all of the parties to the Transaction Documents.

“Prospectus Law” means the Luxembourg law dated 16 July 2019 on prospectuses for securities.

“Prospectus Regulation” means Regulation (EU) No. 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, as amended.

“RCS” means the Luxembourg register of commerce and companies.

“RCS Law” means the Luxembourg law dated 19 December 2002 relating to the register of commerce and companies as well as the accounting and the annual accounts of companies, as amended.

“REGINSOL” means the insolvency register (Registre de l’insolvabilité) held and maintained by the RCS.

“Regulation 1215/2012” means Regulation (EU) No. 1215/2012 of the European Parliament and of the Council of 12 December 2012 on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters (recast).

“Regulation 537/2014” means Regulation (EU) No. 537/2014 of the European Parliament and of the Council of 16 April 2014 on specific requirements regarding statutory audit of public-interest entities.

“Regulation 2015/848” means Regulation (EU) No. 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).

“Relevant Courts” means New York State court or United States federal court sitting in the Borough of Manhattan in the city of New York.

“Relevant Judgment” means an enforceable judgment rendered by a Relevant Court.

“RESA” means the central electronic platform of official publication for companies and associations (Recueil électronique des sociétés et associations).

“Rome I Regulation” means Council Regulation (EC) No. 593/2008 of 17 June 2008 on the law applicable to contractual obligations.

“Rome II Regulation” means Council Regulation (EC) No. 864/2007 of 11 July 2007 on the law applicable to non-contractual obligations.

“SEC” means the U.S. Securities and Exchange Commission.

“Trustee” means The Bank of New York Mellon Trust Company, N.A..

“U.S. Securities Act” means the U.S. Securities Act of 1933, as amended.

SCHEDULE 2

LUXEMBOURG OBLIGORS

Brandbev S.à r.l., a société à responsabilité limitée, having its registered office at 15 Breedewues, L-1259 Senningerberg, Grand Duchy of Luxembourg, registered with the RCS under number B80984(“Brandbev”).

Brandbrew S.A., a société anonyme, having its registered office at 15 Breedewues, L-1259 Senningerberg, Grand Duchy of Luxembourg, registered with the RCS under number B75696 (“Brandbrew”).

SCHEDULE 3

DOCUMENTS

We have reviewed only the following documents for the purposes of this Opinion Letter.

1.	TRANSACTION DOCUMENTS

Executed copies of each of the Transaction Documents.

2.	CORPORATE DOCUMENTS

2.1	Relating to Brandbev:

(a)	Constitutional Documents

A copy of its coordinated articles of association dated 28 August 2018.

(b)	Board Resolutions

A copy of the written resolutions of its board of managers dated 15 March 2018 and approving, inter alia, the entry by Brandbev into the Base Indenture.

A copy of the written resolutions of its board of managers dated 7 March 2024 and approving the entry or the issuance (as the case may be) by Brandbev of, inter alia, the Transaction Documents and authorising Mr. Michel Doukeris, Mr. Fernando Tennenbaum, Mr. John Blood, Ms. Katherine Barrett, Mr. Thomas Larson, Ms. Lauren Pratt, Ms. Ann Randon, Ms. Daniela Rodrigues, Ms. Yulia Lyubavina, Mr. Gert Boulangé, Mr. Bert Van Boxel, Mr. Alexandre Bueno, Mr. Rafael Saliba, Mr. Patrick Ryan, Mr. Jan Vandermeersch, Mr. Guy Ernotte Dumont, Ms. Christine Delhaye, Mr. Noah Faase and Mr. Nick Dezwarte (the “Brandbev Authorised Signatories”), in each case, each acting jointly with any other Brandbev Authorised Signatories and with full power of substitution, to execute, inter alia, the Transaction Documents on its behalf.

(c)	Excerpt

An excerpt from the RCS dated [•] 2024.

(d)	Negative Certificate

A certificate issued by the REGINSOL on [•] 2024 stating that as of [•] 2024, no Decision has been registered with the RCS by application of article 13, items 4 to 12, 16 and 17 of the RCS Law, according to which Brandbev would be subject to Judicial or Administrative Proceedings.

2.2	Relating to Brandbrew:

(a)	Constitutional Documents

A copy of its coordinated articles of association dated 28 August 2018.

(b)	Board Resolutions

A copy of the written resolutions of its board of directors dated 15 March 2018 and approving, inter alia, the entry by Brandbrew into the Base Indenture.

A copy of the written resolutions of its board of directors dated 7 March 2024 and approving the entry or the issuance (as the case may be) by Brandbrew of, inter alia, the Transaction Documents and authorising Mr. Michel Doukeris, Mr. Fernando Tennenbaum, Mr. John Blood, Ms. Katherine Barrett, Mr. Thomas Larson, Ms. Lauren Pratt, Ms. Ann Randon, Ms. Daniela Rodrigues, Ms. Yulia Lyubavina, Mr. Gert Boulangé, Mr. Bert Van Boxel, Mr. Alexandre Bueno, Mr. Rafael Saliba, Mr. Patrick Ryan, Mr. Jan Vandermeersch, Mr. Guy Ernotte Dumont, Ms. Christine Delhaye, Mr. Noah Faase and Mr. Nick Dezwarte (the “Brandbrew Authorised Signatories”), in each case, each acting jointly with any other Brandbrew Authorised Signatories and with full power of substitution, to execute, inter alia, the Transaction Documents on its behalf.

(c)	Excerpt

An excerpt from the RCS dated [•] 2024.

(d)	Negative Certificate

A certificate issued by the REGINSOL on [•] 2024 stating that as of [•] 2024, no Decision has been registered with the RCS by application of article 13, items 4 to 12, 16 and 17 of the RCS Law, according to which Brandbrew would be subject to Judicial or Administrative Proceedings.

SCHEDULE 4

ASSUMPTIONS

The opinions expressed in this Opinion Letter have been made on the following assumptions which are made both on the date of this Opinion Letter and on the date where the Transaction Documents have been entered into and for any time period in between such dates.

1.	ORIGINAL AND GENUINE DOCUMENTATION

(a)

All signatures (including signatures in electronic form) are genuine, all original documents are authentic and all copy documents are complete and conform to the originals (and any signatures in electronic form constitute electronic signatures within the meaning of the eIDAS Regulation of the persons having purported to sign).

(b)	The legal capacity of all managers, in respect of Brandbev and directors in respect of Brandbrew and any other authorised signatories.

(c)	The persons purported to have signed have in fact signed.

(d)	Any Transaction Document listed in Schedule 3 (Documents) has been executed on the date specified in that document by all parties to it.

(e)	The Transaction Documents have been executed in the form reviewed by us.

(f)	The Transaction Documents have in fact been signed on behalf of each of the Luxembourg Obligors respectively by two of its respective Authorised Signatories acting jointly.

2.	OTHER PARTIES

(a)	Each Other Party is duly incorporated or organised and validly existing.

(b)	Each Other Party has validly entered into the Transaction Documents to which it is a party.

3.	FOREIGN LAWS

(a)

All obligations under the Transaction Documents are valid, legally binding upon, validly perfected where required, and enforceable against, the Parties as a matter of all relevant laws (other than, but only to the extent opined upon herein, the laws of Luxembourg), most notably the expressed governing law , and the choice of such governing law is valid and enforceable as a matter of that governing law and all other laws (other than, but only to the extent opined upon herein, Luxembourg law), and there is no provision of the laws of any relevant jurisdiction (other than, but only to the extent opined upon herein, Luxembourg) that would have a bearing on the foregoing.

(b)	The provisions relating to the choice of jurisdiction contained in the Base Indentures are part of the Supplemental Indenture and the Guarantees as a matter of New York law.

(c)

The choice of law and choice of jurisdiction provisions of the Underwriting Agreement (as defined in the Pricing Agreement) are and will be part of the relevant Pricing Agreement as a matter of New York law.

(d)

As a matter of New York State law, the jurisdiction clause set forth in Section 114 of the Base Indentures, and which is also applicable to the Supplemental Indenture and as a governing term of the Guarantees, is non-exclusive for all parties thereto.

(e)

Any choice of jurisdiction, other than a choice of the courts of Luxembourg, is legal, valid, binding and enforceable as a matter of the law governing the relevant clause, the laws of the jurisdiction of the designated courts and all other relevant laws (other than, but only to the extent opined upon herein, Luxembourg law).

(f)

All acts, conditions or things required to be fulfilled, performed or effected in connection with the Transaction Documents under the laws of any jurisdiction (other than, but only to the extent opined upon herein, Luxembourg) have been duly fulfilled, performed and effected.

(g)	There are no provisions of the laws of any jurisdiction (other than, but only to the extent opined upon herein, Luxembourg) that would adversely affect the opinions expressed in this Opinion Letter.

4.	NOTES

(a)

The Notes are not and will not be the subject of a public offering in any jurisdiction, and in particular, in Luxembourg, for the purposes of the Prospectus Law or the Prospectus Regulation or any other applicable legislation or regulation, and no form of invitation, offer, application, advertisement or other material relating to the Notes is or will be distributed or published in Luxembourg or in any other jurisdiction.

(b)

The Notes are not and will not be listed and/or admitted to trading on a regulated market within the meaning of the Prospectus Law and/or the Prospectus Regulation or any other applicable laws or regulations, and the Notes are not and will not be listed or admitted to trading on any other market or trading venue in Luxembourg or in any other jurisdiction.

(c)	None of the holders of the Notes, nor any underwriters or the Trustee (or their respective representatives, as the case may be) are incorporated or established in Luxembourg.

5.	SECURITY

No security interest is created or purported to be created under the Transaction Documents.

6.	CORPORATE MATTERS

(a)	There have been no amendments to the Constitutional Documents.

(b)	The Excerpts are true, accurate and up-to-date both on the date of this Opinion Letter and on the date on which the New Board Resolutions have been adopted.

(c)

The Negative Certificates are correct and up-to-date and all decisions and acts, the publication of which is required by applicable laws (including the RCS Law and the Law on Commercial Companies) have been duly registered within the applicable legal time periods with the RCS.

(d)	The Board Resolutions have been validly taken and all statements made therein are true, accurate and up-to-date.

(e)	The Board Resolutions, including the powers granted therein, have not been amended or rescinded and are in full force and effect.

(f)

The Luxembourg Obligors are not subject to bankruptcy (faillite), judicial or consensual reorganisation measures under the Business Preservation Law, suspension of payments (sursis de paiement), court ordered liquidation (liquidation judiciaire), voluntary dissolution or liquidation (dissolution ou liquidation volontaire), administrative dissolution without liquidation (dissolution administrative sans liquidation) or any similar procedure affecting the rights of creditors generally, whether under Luxembourg or any other law.

(g)

The place of the central administration (siège de l’administration centrale or siège de direction effective) and the centre of main interests of each Luxembourg Obligor is located at its registered office (siège statutaire) in Luxembourg and each Luxembourg Obligor has no establishment outside Luxembourg (each such terms as defined respectively in the Regulation 2015/848 or domestic Luxembourg law, including Luxembourg tax law and any relevant double tax treaties concluded by Luxembourg).

(h)	The entry into, the execution of and the performance under the Transaction Documents are in the corporate interest of the Luxembourg Obligors.

(i)

The Parties entered into the Transaction Documents with bona fide commercial intent, at arm’s length and without any fraudulent intent or any intention to deprive of any benefit any other persons or parties (including creditors) or to breach or circumvent any applicable mandatory laws or regulations of any jurisdiction.

(j)	No moneys raised under or pursuant to the issuance of the Notes have been or will be used to finance or refinance an acquisition of or subscription to shares in Brandbrew.

7.	NO OTHER DOCUMENTS

Save for those listed in Schedule 3 (Documents), there is no other agreement, instrument or other arrangement between any of the Parties which modifies or supersedes any of the Transaction Documents.

SCHEDULE 5

RESERVATIONS

The opinions expressed in this Opinion Letter are subject to the following reservations.

1.	LIMITATIONS ARISING FROM INSOLVENCY LAW

(a)

The rights and obligations of the Parties under the Transaction Documents may be limited and the opinions expressed in this Opinion Letter may be affected by general principles and specific provisions of bankruptcy, insolvency, liquidation, reorganisation, resolution, administration, reconstruction or other laws affecting the enforcement of creditors’ rights generally.

(b)

Any power of attorney and mandate, as well as any other agency provisions granted and all appointments of agents made by the Luxembourg Obligors (including any appointments made by way of security), explicitly or by implication, will terminate by law and without notice upon the Luxembourg Obligors’ bankruptcy (faillite) or any similar procedure.

(c)	The filing of claims and the taking of actions by the Trustee or the Underwriters on behalf of other parties may require the execution of additional documentation.

2.	ENFORCEABILITY OF CLAIMS

(a)	The rights and obligations of the Parties under the Transaction Documents may be limited by general principles of criminal law, including but not limited to criminal freezing orders.

(b)	Periods of grace for the performance of its obligations may be granted by the courts to a debtor who has acted in good faith.

(c)	Rights may not be exercised in an abusive manner, and a Party may be denied the right to invoke a contractual right if so doing was abusive.

(d)

Specific creditors benefit from privileged rights by virtue of Luxembourg law and may take precedence over the rights of other secured or unsecured creditors. For instance, the Luxembourg tax authorities, the Luxembourg social security institutions and the salaried employees benefit from a general privilege over movables in relation to specific claims determined by law; this general privilege in principle takes precedence over the privilege of any other secured creditors.

(e)	The remuneration of an agent or intermediary may be subject to review and reduction by a Luxembourg court if considered excessive in light of the circumstances.

(f)

Whilst, in the event of any proceedings being brought in a Luxembourg court in respect of a monetary obligation expressed to be payable in a currency other than Euro, a Luxembourg court would have power to give judgment expressed as an order to pay a currency other than Euro, enforcement of the judgment against any Party in Luxembourg would be available only in Euro and for such purposes all claims or debts would be converted into Euro.

(g)

A contractual provision conferring or imposing a remedy, an obligation or penalty consequent upon default or breach may not be fully enforceable if it were construed by a Luxembourg court as constituting an excessive pecuniary remedy.

(h)

Limitation of liability clauses will not be enforceable in case of willful default or gross negligence, or where the obligation that has been improperly performed was the central obligation (obligation essentielle) of the person protected by the limitation of liability clause.

(i)

Insofar as the laws of Luxembourg are concerned, provisions in the Transaction Documents relating to the transfer or assignment of rights and obligations may require the execution of further documentation in order to be fully effective, as well as to ensure the transfer of any security interests attaching to the rights or obligations to be transferred or assigned.

(j)

The enforcement of the Transaction Documents and the rights and obligations of the Parties will be subject to the general statutory principles of Luxembourg law; remedies such as specific performance, the issue of an injunction or the termination for breach of contract are discretionary. Notwithstanding any agreement purporting to confer the availability of any remedy, such remedy may not be available where damages instead of specific performance or specific performance instead of termination for breach of contract are considered by the court to be an adequate alternative remedy. The enforcement of rights and obligations in an action before the Luxembourg courts is subject to Luxembourg rules of civil and commercial procedure.

(k)

Provisions of the Transaction Documents providing for interest being payable in specified circumstances on due and payable interest may not be enforceable against the Luxembourg Obligors before a Luxembourg court even if they are valid under the respective governing law.

(l)	Claims may become barred under the statute of limitations or may be or become subject to defences of set-off or counterclaim.

(m)	We express no opinion on the validity or enforceability of waivers granted for future rights or claims.

(n)	Provisions according to which the Trustee is authorised to sue on behalf of the Luxembourg Obligors may not be enforceable.

(o)

Any power of attorney (including if granted by way of security) expressed to be irrevocable and granted by or on behalf of a Luxembourg Obligor may as a matter of Luxembourg law (which a court may also apply to powers granted by or on behalf of a Luxembourg Obligor under foreign law), be subject to revocation or termination by or on behalf of the grantor despite its being expressed to be irrevocable, which causes the withdrawal of all powers to act on behalf of the grantor of the power of attorney.

(p)

The right of a Party to recover legal counsel’s fees or other fees relating to the exercise or defence of its rights may be subject to limitations or may not be enforceable in accordance with its terms before a Luxembourg court or in Luxembourg court or enforcement proceedings.

(q)	An agreement may not create rights or obligations for third parties who are not a party to such agreement.

3.	TAXATION

The registration of the Transaction Documents is required if such Transaction Documents are either (i) attached as an annex to an act (annexés à un acte) that itself is subject to mandatory registration or (ii) deposited in the minutes of a notary (déposés au rang des minutes d’un notaire). In such cases, as well as in case of a voluntary registration, the Transaction Documents will be subject to registration duties payable by the party registering, or being ordered to register, the Transaction Documents. Depending on the nature of the Transaction Documents, such registration duties would be ad valorem (such as for instance a registration duty of 0.24% calculated on the amounts mentioned in those agreements) or fixed (such as for instance a registration duty of 12€ for a pledge).

4.	CORPORATE MATTERS

(a)

A company falling within the scope of Article 1200-1 of the Law on Commercial Companies, i.e. not respecting any provision of Luxembourg criminal law or which seriously contravenes any provision of the Luxembourg commercial code or any other Luxembourg law applicable to commercial companies, may be put into (i) judicial dissolution and liquidation or (ii) if such company has no assets and no employees, administrative dissolution without liquidation (dissolution administrative sans liquidation), each time upon the application of the public prosecutor.

(b)

The Constitutional Documents (as well as any other documents relating to the Luxembourg Obligors the publication of which is required by law) will only be enforceable against third parties after they have been published in the RESA, except where such third parties have knowledge thereof, whereas however third parties may rely thereon prior to such publication. For the 15 days following the publication, such documents would not be enforceable against third parties who prove that it was impossible for them to have knowledge thereof.

(c)

Any provision in any of the Transaction Documents which constitutes, or purports to constitute, a restriction on the choice of auditor of the Luxembourg Obligors by its shareholders or members may contravene the requirements of Directive 2006/43/EC and Regulation 537/2014 and may therefore become null and void.

(d)

An electronic signature complying with the requirements of article 1322-1 of the Luxembourg Civil Code (i.e. consisting in a set of data that is inseparably associated to the document and guarantees its integrity and that identifies the signatory and proves the signatory’s consent to the content of the document) or constituting a qualified electronic signature under the eIDAS Regulation has an equivalent effect to a handwritten signature and can be used for the execution of agreements. An electronic signature which does not comply with these requirements can also be used for the execution of agreements but will not have all the legal effects of a hand-written signature. In case of a dispute as to its effects, it will however not be dismissed in court merely on the grounds that it is an electronic signature. The document signed with such an electronic signature will be admissible in evidence by a Luxembourg court and the electronic signature will constitute a means to prove the consent of the person purported to have signed.

5.	GOVERNING LAW

(a)	The Luxembourg courts would not apply a chosen foreign law if:

(i)	the choice was not made bona fide, or

(ii)	the foreign law was not pleaded and proved, or

(iii)	if pleaded and proved, such foreign law would be contrary to the mandatory rules of Luxembourg law or manifestly incompatible with Luxembourg public policy or public order.

(b)	A Luxembourg court may refuse to apply the chosen governing law in the following cases:

(i)

where all other elements relevant to the situation at the time that the Transaction Documents were entered into are located in a country other than the country of the chosen governing law, to the extent the Parties’ choice of governing law affects the application of the provisions of the law of that other country which cannot be derogated from by agreement, which the court may then apply;

(ii)

where all other elements relevant to the situation at the time that the Transaction Documents were entered into are located in one or more Member States of the European Union and where the chosen law is not the one of a Member State, it may apply the provisions of EU law, where appropriate as implemented in Luxembourg, which cannot be derogated from by agreement;

(iii)

if the overriding mandatory provisions (lois de police) of the law of the country where the obligations arising out of the Transaction Documents have to be or have been performed, render the performance of the Transaction Documents unlawful in such country, in which case it may apply such overriding mandatory provisions taking into account (in deciding such application) the nature and object of such laws, as well as the consequences of its application or non-application;

(iv)	regarding the means of enforcement and measures to be taken by a creditor in case of a default in performance, it may apply the law of the country in which performance is taking place; or

(v)

if a Party is subject to insolvency proceedings, in which case it would apply the insolvency laws of the jurisdiction in which such insolvency proceedings have been regularly opened to the effects of such insolvency except to the extent any exceptions are established by Regulation 2015/848.

(c)

We express no opinion on any choice of law provisions in the Transaction Documents relating to contractual obligations that do not fall within the scope of the Rome I Regulation and to non-contractual obligations that do not fall within the scope of the Rome II Regulation.

(d)

The determination of the governing law and the recognition of trusts by Luxembourg courts (whether or not one or more elements of the trust relationship or trust assets are located in Luxembourg) will be made in accordance with the Convention dated 1 July 1985 on the law applicable to trusts and their recognition (ratified by a law dated 27 July 2003 on trusts and fiduciary contracts) (the “Hague Trusts Convention”), to the extent the relevant trust comes within the scope thereof. The law chosen by the parties will in principle be recognised as governing law, and the effects of the trust (in particular the segregation of trust assets) will be recognised in accordance with the Hague Trusts Convention, subject to the exceptions established therein, including the non-recognition of the chosen governing law if the situation has a closer link with another jurisdiction which does not recognise trusts, the application of mandatory laws of Luxembourg and other jurisdictions in the matters referred to in Article 15 of the Hague Trusts Convention and the general exception of public order. In relation to the provision of any Transaction Document providing that the relevant Luxembourg Obligor shall hold on trust certain assets received, the non-recognition of the trust under Luxembourg law would cause the purported beneficiaries to only have an unsecured claim against the relevant Luxembourg Obligor, which claim will rank pari passu with the claims of other unsecured creditors of the relevant Luxembourg Obligor.

6.	JURISDICTION

(a)	A Luxembourg court may stay proceedings if concurrent proceedings are being brought elsewhere.

(b)

Designation of jurisdiction of courts in the interest of one Party or one group of Parties only will not prevent those Parties from bringing actions in any other court of competent jurisdiction or concurrently in more than one jurisdiction.

(c)

In a decision dated 26 September 2012, the French Cour de Cassation has denied effect to a jurisdiction clause (in a form similar to the ones in the Transaction Documents), which gives exclusive jurisdiction to one court but allows one of the parties to bring actions in other courts, as being contrary to the object and the finality of the prorogation of jurisdiction (prorogation de compétence) of Article 23 of Regulation 44/2001. While Luxembourg case-law has recognised the validity and enforceability of such jurisdiction clauses in the past (under the convention on jurisdiction and the enforcement of judgments in civil and commercial matters dated 27 September 1968, as amended) as well as recently under Regulation 44/2001 (Cour d’Appel, 7 December 2016, n° 42351 du rôle, Pas. 38, p. 195), some uncertainty has arisen (even outside France), although mitigated by the Luxembourg case law referred to above, as to the validity and effectiveness of such clauses under Regulation 44/2001 (as well as Regulation 1215/2012) as a result of the French decision in the absence of a clear position of the Court of Justice of the European Union or of the Luxembourg Supreme Court. If a Luxembourg court would adopt the same approach, the jurisdiction clause would be ineffective and normal rules of jurisdiction would apply.

If such an approach was followed by Luxembourg courts in relation to the interpretation of Regulation 1215/2012, it cannot be excluded that a similar approach would be adopted by them in relation to jurisdiction clauses outside the scope of application of Regulation 1215/2012 as well as in relation to arbitration clauses where such clauses are formulated in the same way.

(d)

The president of a competent court in Luxembourg, in any matter in which the plaintiff seeks provisional measures in summary proceedings (référé) or a permission to levy a prejudgment attachment (autorisation de saisie-arrêt conservatoire), may assume jurisdiction, on the basis of the general provisions of Luxembourg law, in connection with assets located in Luxembourg notwithstanding the submission to the jurisdiction of the courts of other countries, and such action would be governed by Luxembourg law.

(e)	Jurisdiction clauses would not be enforceable in or binding on a Luxembourg court in relation to actions brought for non-contractual claims

7.	OTHER MATTERS

(a)

A contractual provision allowing the service of process against the Luxembourg Obligors or any other third party appointed to such effect could be overridden by Luxembourg statutory provisions allowing the valid service of process against the Luxembourg Obligors in accordance with applicable laws at their registered office. A provision allowing any other party to appoint a replacement process agent instead of the Luxembourg Obligors would most likely not be enforceable in or the effects thereof recognised by a Luxembourg court.

(b)

We express no opinion on any notification obligation to the Banque Centrale du Luxembourg for statistical purposes which may arise from the issuance of and any payments under the Notes or under the Transaction Documents or in relation to any other obligations of the Company towards the Banque Centrale du Luxembourg under applicable laws and regulations.

(c)

The admissibility as evidence of the Transaction Documents before a Luxembourg court or public authority to which the Transaction Documents are produced will require that the Transaction Documents be accompanied by a complete or partial translation into French or German and a Luxembourg court may always require that the parties produce the original of a Transaction Document on the basis of which a claim is made.

(d)	A discretion established in favour of one Party by any of the Transaction Documents will have to be exercised in a reasonable manner.

(e)

With respect to provisions under which determination of circumstances or certification by any Party is stated or implied to be conclusive and binding upon each of the Luxembourg Obligors, a Luxembourg court would be authorised to examine whether such determination occurred in good faith and may nevertheless request a Party to provide further evidence.

(f)

All rights and obligations arising under the Transaction Documents involving (i) the government of any country which is currently the subject of United Nations, the European Union or any other applicable sanctions (an “Affected Country”), (ii) any person or body resident in, incorporated in or constituted under the laws of any Affected Country, (iii) any person or body controlled by any of the foregoing, (iv) any person or body exercising public functions in any Affected Country or (v) any person or body being itself subject of United Nations, the European Union or any other applicable sanctions may be subject to restrictions pursuant to such sanctions as implemented in Luxembourg law or applicable or applied in Luxembourg.

(g)	A severability clause may be ineffective if a Luxembourg court considers that the illegal, invalid or unenforceable clause was a substantive or material clause.

* *

*

Annex 1

ANZ Securities, Inc.

277 Park Avenue, 31st Floor

New York, NY 10172

United States of America

Australia and New Zealand Banking Group Limited

Level 12

25 North Colonnade

London E14 5HZ

United Kingdom

Banco Bilbao Vizcaya Argentaria, S.A

One Canada Square, 44th Floor

Canary Wharf

London E14 5AA

United Kingdom

BBVA Securities Inc.

1345 Avenue of the Americas, 44th Floor

New York, NY 10105

United States of America

BofA Securities Europe SA

51 rue La Boétie

75008 Paris

France

BofA Securities, Inc.

One Bryant Park

New York, NY 10036

United States of America

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

United States of America

Citigroup Global Markets Limited

Citigroup Centre

Canada Square

London E14 5LB

United Kingdom

Deutsche Bank Securities Inc.

1 Columbus Circle

New York, NY 10019

United States of America

Deutsche Bank AG, London Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB

United Kingdom

J.P. Morgan Dublin plc

200 Capital Dock

79 Sir John Rogerson’s Quay

Dublin 2

Ireland

J.P. Morgan Markets Limited

25 Bank Street

London E14 5JP

United Kingdom

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

United States of America

MUFG Securities Americas Inc.

1221 Avenue of the Americas, 6th Floor

New York, NY 10020

United States of America

MUFG Securities EMEA plc

Ropemaker Place

25 Ropemaker Street

London EC2Y 9AJ

United Kingdom

TD Global Finance unlimited company

5th floor, One Molesworth Street

Dublin 2, D02 RF29

Ireland

TD Securities (USA) LLC

1 Vanderbilt Avenue, 11th Floor

New York, NY 10017

United States of America

The Toronto-Dominion Bank

60 Threadneedle Street

London EC2R 8AP

United Kingdom

Wells Fargo Securities International Limited (as Sales Agent for Wells Fargo Securities, LLC)

33 King William Street

London EC4R 9AT

United Kingdom

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, NC 28202

United States of America